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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
HOSPIRA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 1, 2005

Dear Hospira Shareholder:

        You are cordially invited to attend the 2005 Annual Meeting of Shareholders of Hospira, Inc. at the Hotel du Pont, Eleventh and Market Streets, Wilmington, Delaware on Monday, May 9, 2005 at 10:00 a.m. Eastern Time.

        This booklet includes the notice of annual meeting and the proxy statement. The proxy statement describes the business to be transacted at the meeting and provides other information about the company that you should know when you vote your shares.

        The principal business to be conducted at the meeting will be the election of three Class I directors, approval of the Hospira 2004 Long-Term Stock Incentive Plan, approval of the Hospira, Inc. 2004 Performance Incentive Plan, and ratification of the appointment of Deloitte & Touche LLP as Hospira's auditors.

        It is important that your shares be represented, whether or not you attend the meeting. Shareholders of record can vote their shares via the Internet or by using a toll-free telephone number. Instructions for using these convenient services appear on the proxy card. You can also vote your shares by marking your votes on the proxy card, signing and dating it, and mailing it promptly using the envelope provided. If you hold your shares through your broker or other intermediary, that person or institution will provide you with instructions on how to vote your shares.

        We look forward to your participation in our first annual meeting as a publicly held company.

Sincerely,

David A. Jones Chairman of the Board	Christopher B. Begley Chief Executive Officer

Hospira, Inc.
275 North Field Drive
Lake Forest, IL 60045
www.hospira.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On May 9, 2005

        The 2005 Annual Meeting of Shareholders of Hospira, Inc. will be held at the Hotel du Pont, Eleventh and Market Streets, Wilmington, Delaware, on Monday, May 9, 2005, at 10:00 a.m., Eastern Time. The purposes of the meeting are:

  1.
  To elect three persons to serve as Class I directors on our board of directors until the annual meeting in 2008 (Item 1 on the proxy card);

  2.
  To approve the Hospira 2004 Long-Term Stock Incentive Plan (Item 2 on the proxy card);

  3.
  To approve the Hospira, Inc. 2004 Performance Incentive Plan (Item 3 on the proxy card);

  4.
  To ratify the appointment of Deloitte & Touche LLP as auditors of Hospira for 2005 (Item 4 on the proxy card); and

  5.
  To transact such other business as may properly come before the meeting or any adjournment of the meeting.

        The board of directors recommends that you vote FOR the matters described in Items 1 through 4 above.

        This proxy statement and the accompanying proxy card are first being mailed to shareholders on or about April 1, 2005.

        The board of directors has set the close of business on March 11, 2005 as the record date for the meeting. This means that owners of common stock as of that day are entitled to receive this notice of the meeting, and vote at the meeting and any adjournments or postponements of the meeting.

        A proxy statement with respect to the annual meeting accompanies and forms a part of this notice. A list of shareholders as of the record date will be available for inspection by any shareholder for any purpose relevant to the annual meeting during regular business hours at our principal business address for ten days prior to the meeting.

        Your vote is important. We encourage you to read the enclosed proxy statement and to submit a proxy so that your shares will be represented and voted even if you do not attend. You may submit your proxy over the Internet or by telephone or mail. If you do attend the meeting, you may revoke your proxy and vote in person.

By order of the board of directors

Brian J. Smith
Secretary

April 1, 2005

Hospira, Inc.
275 North Field Drive
Lake Forest, IL 60045
www.hospira.com

HOSPIRA, INC.

PROXY STATEMENT

FOR

2005 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 9, 2005

GENERAL INFORMATION

Why did I receive this proxy statement?

        Our board of directors is soliciting proxies for use at our annual meeting of shareholders to be held on May 9, 2005, beginning at 10:00 a.m., Eastern Time, at the Hotel du Pont, Eleventh and Market Streets, Wilmington, Delaware, and any adjournments or postponements of the meeting. In order to solicit your proxy, we must furnish you with this proxy statement, which contains information that we are required to provide you by law. This proxy statement was first sent to shareholders on approximately April 1, 2005.

What will be covered at the annual meeting?

        Shareholders will vote on the following matters:

  •
  election of three Class I directors;

  •
  approval of our long-term stock incentive plan;

  •
  approval of our performance incentive plan; and

  •
  ratification of the appointment of Deloitte & Touche LLP as our 2005 auditors.

Who may vote at the meeting?

        We have set a record date of March 11, 2005, meaning that shareholders of record at the close of business that date may vote at the meeting or at adjournments or postponements of the meeting.

How many votes do I have?

        You have one vote for each share of common stock you hold on all matters that may properly come before the meeting.

What constitutes a quorum?

        The presence in person or by proxy of the holders of shares of common stock representing a majority of all issued and outstanding shares of common stock entitled to vote will constitute a quorum. On March 11, 2005, the record date, there were 157,452,475 shares of common stock issued and outstanding.

        Votes cast in person or by proxy will be tabulated by an inspector of election, appointed for the meeting, who will determine whether a quorum is present. Shares of common stock represented by a properly completed proxy will be counted as present at the meeting for purposes of determining a quorum, without regard to whether the proxy indicates that the shareholder is casting a vote or abstaining.

What vote is required to approve each matter?

        If there is a quorum at the meeting, the following vote requirements apply.

        Election of Directors.    Directors are elected by a plurality of the votes present at the meeting. As a result, at the 2005 annual meeting, the three Class I directors who receive the most votes will be elected to the board. Abstentions and instructions to withhold votes with respect to any nominee will result in those nominees receiving fewer votes but will not count as votes against that nominee. You are not allowed to cumulate votes in the election of directors.

        Other Matters.    The other matters covered at the meeting require that more votes be cast for the matter than against the matter. Abstentions and broker non-votes (discussed below) will not be counted as a vote for or against those matters.

        If there are not sufficient votes for approval of any of the matters to be voted upon at the meeting, the meeting may be adjourned by the chairman of the meeting or a majority of the votes present at the meeting in order to permit further solicitation of proxies.

How do I vote by proxy?

        If you are a shareholder of record, you have a choice of voting over the Internet, by using a toll-free telephone number or by completing a proxy card and mailing it in the postage-paid envelope provided. Please refer to your proxy card to see which options are available to you. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. The Internet and telephone voting facilities for shareholders of record will close at 11:59 p.m. Eastern Time on May 8, 2005. Other deadlines may apply to you if your stock is held of record by a bank, a broker or other holder of record.

        If you are a shareholder of record and submit to us a proxy that does not indicate how your shares are to be voted on a matter, properly completed proxies will be voted FOR the election of all Class I director nominees, FOR the approval of the Hospira 2004 Long-Term Stock Incentive Plan, FOR the approval of the Hospira, Inc. 2004 Performance Incentive Plan, and FOR the ratification of Deloitte & Touche LLP as our auditors for 2005. Other matters that properly come before the meeting will be voted upon by the persons named on the proxy card in accordance with their best judgment.

What is a broker non-vote and how does it affect the voting requirements?

        If your shares are held by a broker, the broker will ask you how you want your shares to be voted. If you give the broker instructions, your shares will be voted as you direct. If you do not give instructions, one of two things can happen. On matters on which the broker is prohibited from exercising voting authority, which is called a "broker non-vote," your shares will not be voted. Broker non-votes will have no effect on the number of votes required to approve any of the matters covered at the meeting. On matters on which the broker is permitted to exercise voting authority, the broker will vote your shares in its discretion. Brokers may not exercise voting authority on the proposal in this proxy statement relating to the approval of our long-term stock incentive plan.

How do I vote if I hold my shares through a broker or other nominee?

        If you hold your shares through a broker or other nominee, you may instruct your broker or other nominee to vote your shares by following instructions that the broker or other nominee provides for you. Most brokers offer voting by mail, by telephone and on the Internet.

How do I vote if I hold shares through the Hospira 401(k) Retirement Savings Plan?

        If you hold shares through the Hospira 401(k) Retirement Savings Plan, you will receive a proxy card that will serve as an instruction to the co-trustees of the plan as to how to vote your shares. You may vote your shares by completing the proxy card and mailing it in the postage-paid envelope provided. You may also vote by telephone or Internet by following the instructions provided with the proxy card. If you do not vote shares you hold in the Hospira 401(k) Retirement Savings Plan, the co-trustees of the plan will vote your shares in their discretion.

        The trustee of the plan is Putnam Fiduciary Trust Company and the co-trustees are Terrence Kearney, Lori Carlson, and Henry Weishaar. Each of the co-trustees is an officer of Hospira. Plan benefits are provided through the Hospira 401(k) Retirement Savings Trust. The voting power with respect to the Hospira shares held under the plan is held by and shared between the co-trustees and the participants. The co-trustees may use their own discretion with respect to those shares for which voting instructions are not received on a timely basis.

How do I vote in person?

        If you are a shareholder of record, you may vote your shares in person at the meeting. However, we encourage you to vote by proxy in advance, even if you plan to attend the meeting.

Can I revoke a proxy?

        Yes. You can revoke your proxy by:

  •
  giving written notice to our corporate secretary;

  •
  delivering a later-dated proxy; or

  •
  voting in person at the meeting.

If I submit a proxy, will my vote be kept confidential?

        Our policy is that all proxies, ballots, and voting tabulations that reveal how a particular shareholder has voted be kept confidential and not be disclosed, except:

  •
  where disclosure may be required by law or regulation;

  •
  where disclosure may be necessary in order for us to assert or defend claims;

  •
  where a shareholder provides comments with a proxy;

  •
  where a shareholder expressly requests disclosure;

  •
  to allow the inspectors of election to certify the results of a vote; or

  •
  in other limited circumstances, such as a contested election or proxy solicitation not approved and recommended by the board of directors.

Who will be tabulating and certifying votes at the meeting?

        We have engaged EquiServe Trust Company, N.A., our transfer agent, to serve as the tabulator of votes and a representative of EquiServe to serve as inspector of election and certify the votes.

Who will pay the costs and expenses for this proxy solicitation?

        We will pay all costs of soliciting proxies, including charges made by brokers and other persons holding common stock in their names or in the names of nominees, for reasonable expenses incurred in sending proxy materials to beneficial owners and obtaining their proxies. In addition to solicitation by mail, our directors, officers and employees may solicit proxies personally and by telephone, Internet and facsimile, all without extra compensation. We also have retained the services of Georgeson Shareholder Communications, Inc. to aid in the solicitation of proxies at an estimated cost of $15,000, plus reimbursement for reasonable out-of-pocket expenses.

        Can I elect to receive future proxy statements and annual reports electronically instead of by mail?

        Yes. If you are a shareholder of record or participant in the Hospira 401(k) Retirement Savings Plan, you can choose this option by taking one of the following actions:

  •
  following the instructions provided if you vote over the Internet or by telephone; or

  •
  following the procedures contained in the "Investor Relations" section of our Web site at www.hospira.com.

        If you choose to view future proxy statements and annual reports over the Internet, you will receive a proxy card in the mail next year with instructions containing the Internet address of those materials. Your choice will remain in effect until you notify Hospira Investor Relations in writing, by mail or through the Investor Relations section of our Web site, and tell us otherwise. You do not have to elect Internet access each year. If you hold your shares through a broker or other nominee, you may follow the procedures contained in the "Investor Relations" section of our Web site at www.hospira.com. If it is feasible for you to do so, we encourage you to elect to receive future proxy statements and annual reports electronically to assist us in reducing our printing and mailing expenses.

        This proxy statement and the 2004 Annual Report to Shareholders are available on our Web site at www.hospira.com.

How can I attend the meeting?

        You will need an admission ticket to enter the meeting. Shareholders of record will find an admission ticket attached to their proxy cards. If you plan to attend the meeting in person, please retain the admission ticket. A map and directions to the meeting are included on the inside back cover of this proxy statement and with your proxy card. If you arrive at the meeting without an admission ticket or you hold your stock through a broker, bank or other nominee, we will only admit you if we are able to verify that you are a Hospira shareholder. You may prove that you are a Hospira shareholder by, among other ways, providing us with a copy of a recent bank or brokerage account statement showing that you own Hospira common stock. Shareholders will be admitted to the meeting location beginning at 9:30 a.m. Eastern Time.

PROPOSALS TO BE VOTED UPON

Proposal 1
Election of Directors

        Our board of directors consists of eight persons. The board of directors is divided into three classes, with one class of directors elected at each annual meeting. Currently, Class I and Class III each consists of three directors and Class II consists of two directors. Each director holds office for a term of three years and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. On February 23, 2005, our Class I director, Joel T. Allison, notified us that he would not be running for re-election to our board of directors at the 2005 annual meeting. On that date, our board of directors, upon the recommendation of the nominations and compensation committee, nominated Judith C. Pelham for election to the board of directors at the 2005 annual meeting.

        Irving W. Bailey, II, Judith C. Pelham and Jacque J. Sokolov each have been nominated by the board of directors to serve as a Class I director, to hold office until the annual meeting in 2008. A properly submitted proxy will be voted by the persons named on the proxy card for the election of Mr. Bailey, Ms. Pelham and Dr. Sokolov, unless you indicate that your vote should be withheld. If elected, Mr. Bailey, Ms. Pelham and Dr. Sokolov will each serve until the 2008 annual meeting and his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Each of the nominees has indicated his or her willingness to serve if elected, and the board of directors has no reason to believe that any of the nominees will be unavailable for election, but if such a situation should arise, the proxy will be voted in accordance with the best judgment of the proxyholder for such person or persons as may be designated by the board of directors, unless the shareholder has directed otherwise.

        You can find the principal occupation and other information about Mr. Bailey, Ms. Pelham and Dr. Sokolov, along with information regarding our other directors, later in this proxy statement under "Our Board of Directors."

        The board of directors recommends that the shareholders vote FOR the election of Irving W. Bailey, II, Judith C. Pelham and Jacque J. Sokolov as Class I directors.

Proposal 2
Approval of Hospira 2004 Long-Term Stock Incentive Plan

        The Hospira 2004 Long-Term Stock Incentive Plan, which we refer to as the "2004 Stock Plan," provides for the grant of stock option awards, stock appreciation rights, restricted stock awards and other cash- and stock-based awards to our employees and directors, including our executive officers. The purpose of the 2004 Stock Plan is to enable us to:

  •
  attract and retain qualified employees and directors;

  •
  motivate participants, by means of appropriate incentives, to achieve long-range goals;

  •
  provide incentive compensation opportunities that are competitive with those of other similar companies; and

  •
  further align participants' interests with those of our other shareholders through compensation that is based on our common stock;

thereby promoting our long-term financial interest, including the growth in value of our equity and enhancement of long-term shareholder return.

        You are being asked to approve the 2004 Stock Plan so that awards under the plan will continue to be tax deductible as performance-based compensation under U.S. federal income tax law. Under U.S.

federal income tax law, certain remuneration in excess of $1 million to the five executive officers named later in this proxy statement under "Summary Compensation Table" (sometimes referred to as the "named executive officers") may not be deductible. However, performance-based compensation is fully deductible if the plan under which such compensation is awarded is approved by the shareholders and certain other requirements are met.

        The federal income tax regulations provide a transitional rule for a new public company like Hospira that was created in a spin-off from another public company. The 2004 Stock Plan was approved by Abbott, in its capacity as our sole shareholder, before the spin-off. In these circumstances, the transitional rule provides that performance-based compensation is exempt from the $1 million limitation if such compensation was awarded or granted prior to the first regularly scheduled meeting of shareholders that occurs more than 12 months after the date the company becomes a separate publicly traded company.

        Accordingly, you are being asked to approve the 2004 Stock Plan so that future awards under the plan will be tax deductible. If our shareholders do not approve this plan, the nominations and compensation committee of our board will consider whether to continue to make awards to named executive officers under the 2004 Stock Plan in the future, even if tax deductibility is not assured.

        The board of directors recommends that the shareholders vote FOR the approval of the Hospira 2004 Long-Term Stock Incentive Plan.

Description of 2004 Stock Plan

        Prior to our spin-off from Abbott Laboratories, we adopted, and Abbott approved in its capacity as sole shareholder, the 2004 Stock Plan. This description is qualified by reference to the full text of the plan, which is attached as Exhibit A to this proxy statement.

Administration

        The 2004 Stock Plan is administered by the nominations and compensation committee of our board of directors, which is composed entirely of non-employee directors who meet the criteria of "outside director" under Section 162(m) of the Internal Revenue Code and "non-employee director" in the rules adopted under Section 16 of the Securities Exchange Act of 1934. This committee selects the individuals who will receive options or other awards from among the eligible participants, and determines the form of those awards, the number of shares or dollar targets of the options or awards, and all terms and conditions of the options or awards. This committee is empowered to approve and certify the level of attainment of any performance targets established in connection with awards under the plan as may be required under Section 162(m) of the Internal Revenue Code. Our chief executive officer has the authority to make certain awards to employees who are not executive officers.

Award Forms

        Under the 2004 Stock Plan, the committee may grant incentive stock options, which meet the criteria of Section 422 of the Internal Revenue Code, and non-qualified stock options, which are not intended to qualify as incentive stock options. Both types of stock option awards will be settled in common stock. The committee may also grant stock appreciation rights, either in tandem with stock options or on a stand-alone basis. The committee may also grant restricted stock, performance units, and performance shares, and other cash- and stock-based awards under the 2004 Stock Plan.

Maximum Stock Award Levels

        The maximum number of shares available for awards under the 2004 Stock Plan is 31,000,000 shares of our common stock. As of February 28, 2005, there were outstanding awards covering

14,887,911 shares and there were 15,006,741 shares available to be issued as awards under the 2004 Stock Plan. To the extent any shares of stock covered by an award are not delivered to a participant or beneficiary because the award is forfeited or canceled, or the shares of stock are not delivered because the award is settled in cash or used to satisfy the applicable tax-withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of stock available for delivery under the plans. If the exercise price of any award is satisfied by tendering shares of our common stock to us, only the number issued net of the shares tendered will be deemed to have been delivered for purposes of the maximum. For purposes of the foregoing, shares of restricted stock shall not be deemed to be delivered until such shares have their restrictions removed.

        The following additional limits apply to the 2004 Stock Plan. The maximum number of shares that may be covered by awards granted to any one individual as an option or a stock appreciation right is 1,000,000 shares during any one calendar-year period (excluding any awards intended to constitute conversion awards). The maximum number of shares of stock that may be issued in conjunction with awards granted as bonus shares, stock units, performance shares, performance units, restricted stock and restricted stock units, shall be 25 percent of the maximum number of shares reserved for delivery under the 2004 Stock Plan. For stock awards that are intended to be "performance-based compensation" (as that term is used for purposes of Internal Revenue Code Section 162(m)), no more than 500,000 shares of stock may be subject to such awards granted to any one individual during any one calendar-year period. The maximum dollar amount of cash incentive awards that are intended to be "performance-based compensation" granted to any one individual during any one calendar-year period shall be no more than $5,000,000. Shares issued as conversion awards in connection with the spin-off did not count against these limits.

        Other than with respect to initial grants to new directors or one-time grants under our non-employee director fee plan due to extraordinary circumstances, the maximum number of shares that may be covered by awards granted to any one non-employee director in any one calendar year relating to options and stock appreciation rights will be 100,000 shares and relating to other stock awards will be 50,000 shares. The foregoing limitations will not apply to cash-based director fees that the non-employee director elects to receive in the form of stock or stock units.

Stock Option Awards

        Stock options awarded may be either incentive stock options or non-qualified stock options. Options will expire no later than the tenth anniversary of the date of grant. The exercise price of stock options may not be less than the fair market value on the date of grant, except for options and awards converted to Hospira awards in connection with the spin-off or an acquisition. The committee may establish vesting or performance requirements which must be met prior to the exercise of the stock options. Stock options under the 2004 Stock Plan may be granted in tandem with stock appreciation rights.

        At the time of the spin-off, conversion options were issued to certain Hospira employees to replace options to purchase Abbott stock. The conversion options were intended to have the same intrinsic value and ratio of the exercise price per share to the market value per share as the related cancelled Abbott option. As a result, some of the conversion options had exercise prices less than the Hospira stock value on the date of grant. All other terms and conditions of a conversion option, including the vesting schedule, remained substantially the same as those of the related cancelled option. In connection with the spin-off, an aggregate of 7,454,240 conversion options were awarded with a weighted average exercise price of $28.36.

        Some conversion options, like the original Abbott options, provide for the grant of an additional option—a replacement option—if the exercise price is paid using Hospira shares rather than cash and the fair market value of a Hospira share is at least 125% of the exercise price of the option at the time of exercise. The replacement option covers the same number of shares as those surrendered to exercise the original option (plus the number of shares surrendered or withheld to satisfy tax withholding), and has an exercise price based on the then fair market value of the shares. The replacement option is first exercisable six months following the date of grant and will have an expiration date equal to the original option.

Restricted Stock and Restricted Stock Unit Awards

        Under the 2004 Stock Plan, the committee may also grant shares of restricted stock. These grants will generally be subject to the continued employment of the participant and may also be subject to performance criteria at the discretion of the committee. If the participant's employment terminates prior to the completion of the specified employment or the attainment of the specified performance goals, the awards will lapse and the shares will be returned to us as determined by the committee. During the restriction period, the participant would generally be entitled to vote the shares and receive any dividends on these shares. Restricted stock certificates, to the extent issued, would bear a legend giving notice of the restrictions relating to the grant.

        Under the 2004 Stock Plan, the committee may grant restricted stock units, which is the grant of a right to receive shares of stock in the future, with such right to future delivery of such shares subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to the completion of service or the achievement of performance objectives, as may be determined by the committee.

Performance-Based Awards

        The committee may also grant performance units and performance shares under the 2004 Stock Plan. A performance share award is a grant of a right to receive shares of stock or stock units, which grant is contingent on the achievement of performance or other objectives during a specified period. A performance unit award is a grant of a right to receive a designated dollar value amount of stock, cash or combination thereof, which is contingent on the achievement of performance or other objectives during a specified period.

        Section 162(m) of the Internal Revenue Code requires that performance awards be based upon objective performance measures in order to be deductible if they and other remuneration paid to an executive officer in any year are in excess of $1 million. The committee may designate whether any such award being granted to any participant is intended to be "performance-based compensation" as that term is used in Section 162(m) of the Code. Any such awards designated as intended to be "performance-based compensation" shall be conditioned on the achievement of one or more performance measures, to the extent required by Section 162(m) of the Code. The performance measures that may be used by the committee for such awards shall be based on any one or more of the following, as selected by the committee:

  •
  earnings, including operating income or net income, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, or earnings per share;

  •
  financial return ratios, including return on investment, invested capital, equity or assets;

  •
  increases in revenue, operating or net cash flows, cash flow return on investment or net operating income;

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  market share, debt load reduction, expense management or economic value added;

  •
  total shareholder return or stock price; and

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  strategic business objectives, consisting of one or more objectives based on meeting specific cost targets, business expansion goals and goals relating to acquisitions or divestitures.

        Performance measures may be based on the performance of Hospira as a whole or any defined performance groups within Hospira, and may be expressed as relative to the comparable measures at comparison companies or a defined index. Partial achievement of the performance targets may result in a payment or vesting based upon the degree of achievement. In establishing any performance measures under the 2004 Stock Plan, the committee may provide for the exclusion of the effects of the following items, to the extent identified in the audited financial statements of Hospira, including footnotes, or in the Management's Discussion and Analysis section of Hospira's annual report: (i) extraordinary, unusual, and/or non-recurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting principles, regulations or laws; or (iv) mergers or acquisitions. To the extent not specifically excluded, such effects shall be included in any applicable performance measure.

Bonus Shares and Stock Units

        Under the 2004 Stock Plan, the committee may grant bonus share and stock unit awards which are grants of shares of stock or units in return for previously performed services, or in return for the participant surrendering other compensation that may be due. Stock units are the right to receive shares of stock or their cash equivalent, or a combination of both, in the future.

Adjustments

        In the event of a corporate transaction involving Hospira (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the committee may adjust outstanding awards to preserve the benefits or potential benefits of the awards. The adjustments, in the discretion of the committee, may include (i) adjustment of the number and kind of shares which may be delivered under the plans; (ii) adjustment of the number and kind of shares subject to outstanding awards; (iii) adjustment of the exercise price of outstanding options and stock appreciation rights; and (iv) any other adjustments that the committee determines to be equitable.

Change in Control

        Generally, upon a change in control of Hospira (as defined in the plans), all outstanding options and stock appreciation rights will become fully exercisable and all stock units, restricted stock, restricted stock units, performance shares and performance units will become fully vested, provided, however, that if the vesting was based upon the level of performance achieved, such awards shall be fully earned and vested (and all performance measures deemed to be achieved).

Amendment and Termination

        With certain exceptions, our board of directors may, at any time, amend or terminate the 2004 Stock Plan and may amend any award agreement provided that no amendment or termination may, in the absence of written consent to the change by the affected participant (or, if the participant is not then living, the affected beneficiary), adversely affect the rights of any participant or beneficiary under any award granted under the plan prior to the date such amendment is adopted by the board.

Tax Consequences

        The following is a brief summary of the principal federal income tax consequences of stock option awards under the 2004 Stock Plan. The summary is based on current federal income tax laws and interpretations thereof, all of which are subject to change at any time, possibly with retroactive effect. The summary is not intended to be exhaustive.

        Non-Qualified Stock Options. A participant who receives a non-qualified option does not recognize taxable income upon the grant of the option, and the company is not entitled to a tax deduction. The participant will recognize ordinary income upon the exercise of the option in an amount equal to the excess of the fair market value of the option shares on the exercise date over the option price. Such income will be treated as compensation to the participant subject to applicable withholding requirements. The company is generally entitled to a tax deduction in an amount equal to the amount taxable to the participant as ordinary income in the year the income is taxable to the participant. Any appreciation in value after the time of exercise will be taxable to the participant as capital gain and will not result in a deduction by the company.

        Incentive Stock Options. A participant who receives an incentive stock option does not recognize taxable income upon the grant or exercise of the option, and the company is not entitled to a tax deduction. The difference between the option price and the fair market value of the option shares on the date of exercise, however, will be treated as a tax preference item for purposes of determining the alternative minimum tax liability, if any, of the participant in the year of exercise. The company will not be entitled to a deduction with respect to any item of tax preference.

        A participant will recognize gain or loss upon the disposition of shares acquired from the exercise of incentive stock options. The nature of the gain or loss depends on how long the option shares were held. If the option shares are not disposed of pursuant to a "disqualifying disposition" (i.e., no disposition occurs within two years from the date the option was granted nor one year from the date of exercise), the participant will recognize long-term capital gain or capital loss depending on the selling price of the shares. If option shares are sold or disposed of as part of a disqualifying disposition, the participant must recognize ordinary income in an amount equal to the lesser of the amount of gain recognized on the sale, or the difference between the fair market value of the option shares on the date of exercise and the option price. Any additional gain will be taxable to the participant as a long-term or short-term capital gain, depending on how long the option shares were held. The company is generally entitled to a deduction in computing its federal income taxes for the year of disposition in an amount equal to any amount taxable to the participant as ordinary income.

Plan Benefit Information

        The following table sets forth the number of stock option awards under the 2004 Stock Plan awarded to the persons and groups listed below during the life of the plan through December 31, 2004. As future awards are within the discretion of our nominations and compensation committee and depend on various factors, we cannot determine the awards that will be made in the future under this plan.

Name and Position	Number of Securities Underlying Stock Options
Christopher B. Begley, Chief Executive Officer and Director	500,000
John Arnott, Senior Vice President, Global Commercial Operations	230,276	(1)
Terrence C. Kearney, Senior Vice President, Finance, and Chief Financial Officer	444,905	(2)
Edward A. Ogunro, Senior Vice President, Research and Development, Medical and Regulatory Affairs, and Chief Scientific Officer	80,000
Brian J. Smith, Senior Vice President, General Counsel and Secretary	80,000
All current executive officers as a group	1,370,181	(3)
All current directors who are not executive officers as a group	200,000
All employees, including all current officers who are not executive officers, as a group	14,719,329	(4)

(1)
Includes 150,276 conversion options.

(2)
Includes 349,376 conversion options.

(3)
Includes 499,652 conversion options.

(4)
Includes 6,954,588 conversion options.

Equity Compensation Plan Information

        The following table gives information, as of December 31, 2004, about our common stock that may be issued upon the exercise of options and other equity awards under all compensation plans under which equity securities are reserved for issuance; the 2004 Stock Plan is our only equity compensation plan pursuant to which our equity securities are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)(#)
Equity compensation plans approved by security holders(1)(2)	15,053,202	$27.55	15,006,741
Equity compensation plans not approved by security holders	—	—	—
Total	15,053,202	$27.55	15,006,741

(1)
The 2004 Stock Plan was approved by Abbott Laboratories, in its capacity as our sole shareholder, prior to our spin-off from Abbott.

(2)
Includes 7,454,240 conversion options awarded at the time of the spin-off with a weighted average exercise price of $28.36. Conversion options are more fully described above under "—Description of 2004 Stock Plan—Stock Option Awards."

Proposal 3
Approval of Amended Hospira, Inc. 2004 Performance Incentive Plan

        The amended Hospira, Inc. 2004 Performance Incentive Plan (the "Performance Incentive Plan") provides for awards to officers of Hospira, which are based on the attainment of specified performance goals or objectives. The purposes of the Performance Incentive Plan are to:

  •
  provide flexibility to us in our ability to attract, motivate and retain the services of participants who make significant contributions to our success and to allow participants to share in our success;

  •
  optimize our profitability and growth through incentives which are consistent with our goals and which link the performance objectives of participants to those of our shareholders; and

  •
  provide participants with an incentive for excellence in individual performance.

        Officers of Hospira are eligible to participate in the plan. The nominations and compensation committee of our board of directors is empowered to determine the specific participants in the plan. The committee has designated the named executive officers as participants in this plan for our 2005 fiscal year.

        At the annual meeting, you are being asked to approve the Performance Incentive Plan so that awards will continue to be tax deductible as performance-based compensation under U.S. federal income tax law as described above under Proposal 2. Should the shareholders not approve the Performance Incentive Plan, no awards will be made under the Performance Incentive Plan for the 2005 fiscal year. In such case, however, the nominations and compensation committee will consider other alternatives for the overall compensation package being provided to our executive officers.

        The board of directors recommends that the shareholders vote FOR the approval of the amended Hospira, Inc. 2004 Performance Incentive Plan.

Description of the Performance Incentive Plan

        Following is a summary of the material features of the Performance Incentive Plan. It is qualified by reference to the full text of the plan, which is attached as Exhibit B to this proxy statement.

Administration

        The Performance Incentive Plan is administered by the nominations and compensation committee of the board of directors. The committee has sole responsibility for determining the participants, establishing performance objectives, setting award targets and determining award amounts.

Performance Objectives

        The Performance Incentive Plan's performance objectives are determined with reference to our Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA").

Awards

        The maximum amount payable for any fiscal year is:

  •
  2.0% of our EBITDA for our chief executive officer;

  •
  1.5% of our EBITDA for our chief operating officer; and

  •
  1.0% of our EBITDA for any other participant.

        We do not currently have a chief operating officer. When making awards to participants under the plan, the nominations and compensation committee has the discretion to reduce, but not increase, such percentages. The committee has determined that it will take into account our net income, cash flows, net sales and corporate well-being when exercising such discretion.

Amendment or Modification

        Our board of directors may modify, amend, suspend or terminate the Performance Incentive Plan. However, no modification may, without the consent of the participant, reduce the right of a participant to a payment or distribution to which the participant is entitled by reason of an outstanding award allocation.

Plan Benefit Information

        Mr. Begley was the only participant under the Performance Incentive Plan for 2004. On February 23, 2005, the committee awarded Mr. Begley $1.12 million under the plan as his 2004 bonus. Such amount is included in the "Bonus" column in the "Summary Compensation Table" later in this proxy statement. The committee has designated the named executive officers as participants under the plan for 2005. As future awards will be based on our future financial performance and are within the discretion of the nominations and compensation committee, we cannot determine the awards that will be made in the future under this plan.

Proposal 4
Ratification of Independent Registered Public Accountants

        The audit and public policy committee of our board of directors is empowered to annually appoint a firm of independent registered public accountants to serve as auditors. The audit and public policy committee appointed Deloitte & Touche LLP to act as auditors for 2005. Deloitte & Touche LLP has served as our auditors since 2004.

        Although the audit and public policy committee has sole authority to appoint auditors, it is seeking the opinion of the shareholders regarding its appointment of Deloitte & Touche LLP as auditors for 2005. For this reason, shareholders are being asked to ratify this appointment. If the shareholders do not ratify the appointment of Deloitte & Touche LLP as auditors for 2005, the audit and public policy committee will take that fact into consideration, but may, nevertheless, continue to retain Deloitte & Touche LLP.

        Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting and will be given the opportunity to make a statement if they desire to do so. They also will be available to respond to appropriate questions.

        The board of directors recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP as independent registered public accountants for 2005.

OWNERSHIP OF OUR STOCK

        The following table sets forth information regarding beneficial ownership of our common stock as of March 22, 2005:

  •
  by our continuing directors, our nominee for director, our chief executive officer and the other named executive officers; and

  •
  by all continuing directors and executive officers as a group.

        We are not aware of any person or group that beneficially owns 5% or more of our outstanding common stock.

        Each person named below, and our current directors and executive officers as a group, collectively beneficially own less than 1% of our outstanding common stock. Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. A person is deemed to be the beneficial owner of any shares of common stock if such person has or shares the right to vote or dispose of such common stock, or has the right to acquire beneficial ownership at any time within 60 days of the date of the table.

Name	Number of Shares Beneficially Owned
David A. Jones, Chairman of the Board of Directors(1)	284,943
Irving W. Bailey, II, Director(2)	15,000
Connie R. Curran, RN, Ed.D, Director(3)	—
Jacque J. Sokolov, M.D., Director(4)	1,754
John C. Staley, Director(5)	—
William L. Weiss, Director(6)	265
Judith C. Pelham, Nominee	—
Christopher B. Begley, Chief Executive Officer and Director(7)	219,169
John Arnott, Senior Vice President, Global Commercial Operations(8)	120,268
Terrence C. Kearney, Senior Vice President, Finance, and Chief Financial Officer(9)	327,719
Edward A. Ogunro, Senior Vice President, Research and Development, Medical and Regulatory Affairs and Chief Scientific Officer(10)	32,173
Brian J. Smith, Senior Vice President, General Counsel and Secretary(11)	34,595
All directors and executive officers as a group (12 persons)(12)	1,052,616

(1)
Includes 1,600 shares held by Mr. Jones' spouse for which Mr. Jones disclaims beneficial ownership and 133,334 shares issuable upon the exercise of options exercisable within 60 days. Also includes 1,754 restricted shares that are subject to forfeiture under certain conditions.

(2)
Does not include 1,754 restricted share units held in a deferred share account that are subject to forfeiture under certain conditions.

(3)
Does not include 3,185.0083 stock units and restricted share units held in a deferred share account, of which 1,754 are subject to forfeiture under certain conditions.

(4)
Consists of 1,754 restricted shares that are subject to forfeiture under certain conditions.

(5)
Does not include 1,754 restricted share units held in a deferred share account that are subject to forfeiture under certain conditions.

(6)
Includes 190 shares held in a family limited partnership for which Mr. Weiss disclaims beneficial ownership, except to the extent of his pecuniary interest therein. Does not include 1,745.4159 stock units and restricted share units held in a deferred share account, of which 1,086 are subject to forfeiture under certain conditions.

(7)
Includes 25,990 shares held in Mr. Begley's 401(k) account and 166,667 shares issuable upon the exercise of options exercisable within 60 days.

(8)
Includes 269 shares held in Mr. Arnott's 401(k) account and 117,152 shares issuable upon the exercise of options exercisable within 60 days. Also includes 2,847 shares held by Mr. Arnott's spouse, for which Mr. Arnott disclaims beneficial interest.

(9)
Includes 2,082 shares held in Mr. Kearney's 401(k) account and 306,977 shares issuable upon the exercise of options exercisable within 60 days.

(10)
Includes 959 shares held in Dr. Ogunro's 401(k) account and 26,667 shares issuable upon the exercise of options exercisable within 60 days.

(11)
Includes 2,518 shares held in Mr. Smith's 401(k) account and 26,667 shares issuable upon the exercise of options exercisable within 60 days.

(12)
Includes 33,721 shares held in 401(k) accounts of executive officers, 3,508 shares that are subject to forfeiture under certain conditions and 789,731 shares issuable upon the exercise of options exercisable within 60 days. Also includes 6,311 shares and shares issuable upon the exercise of options within 60 days held by spouses of directors and executive officers for which the beneficial ownership is disclaimed. Also includes 190 shares held in family limited partnerships for which the beneficial ownership is disclaimed, except to the extent of the pecuniary interest therein.

OUR BOARD OF DIRECTORS

Class I—Nominees For Term Expiring in 2008

        Irving W. Bailey, II, age 63, has served as our director since our spin-off from Abbott Laboratories on April 30, 2004. Mr. Bailey has served as a Managing Director of Chrysalis Ventures, a private equity management firm, from June 2001 to January 2005 and a Senior Advisor to Chrysalis Ventures since January 2005. Mr. Bailey served as President of Bailey Capital Corporation, also a private equity management firm, from January 1998 to June 2001, and as Chief Executive Officer of Providian Corporation, an insurance and diversified financial services company, from 1988 to 1997. Mr. Bailey also serves as a director of AEGON, N.V. and Computer Sciences Corporation.

        Judith C. Pelham, age 59, is a nominee to be elected to our board at the 2005 annual meeting. From May 2000 until her retirement in December 2004, Ms. Pelham was President and CEO of Trinity Health, a national system of healthcare facilities, including hospitals, long-term care, home care, psychiatric care, residences for the elderly, and ambulatory care, and the third largest Catholic healthcare system in the United States. From January 1993 to April 2000, Ms. Pelham was the President and Chief Executive Officer of Mercy Health Services, a system of hospitals, home care, long-term care, ambulatory services and managed care. From 1982 to 1992, Ms. Pelham was President and Chief Executive Officer of Daughters of Charity Health Services, Austin, Texas, a network of hospitals, home care and ambulatory services serving central Texas. Ms. Pelham is a director of Amgen, Inc.

        Jacque J. Sokolov, M.D., age 50, has served as our director since our spin-off from Abbott Laboratories on April 30, 2004. Dr. Sokolov has served since 1999 as the Chairman and a Senior Partner of Sokolov, Sokolov, Burgess, a national healthcare management consulting, project development and investment firm. Dr. Sokolov previously served as Chairman of Coastal Physician Group, Inc., which later became PhyAmerica Physician Group, Inc., from 1994 until 1997 and as Vice President and Chief Medical Officer for Southern California Edison from 1989 until 1992. Dr. Sokolov also serves as a director of MedCath Corporation, a national provider of cardiovascular services.

Class II Directors Whose Terms Expire in 2006

        Christopher B. Begley, age 52, has served as our Chief Executive Officer and director since our spin-off from Abbott Laboratories on April 30, 2004. Prior to his becoming our Chief Executive Officer, Mr. Begley provided 18 years of service to Abbott, and was Abbott's Senior Vice President, Hospital Products, between 2000 and 2004. Prior to his appointment as Senior Vice President, Hospital Products, Mr. Begley served as Abbott's Senior Vice President, Chemical and Agricultural Products from 1999 to 2000, Vice President, Abbott Health Systems, from 1998 to 1999, and Vice President, MediSense Operations, in 1998. Mr. Begley also serves as a director of Children's Memorial Hospital, the Healthcare Leadership Council, The Executive Club of Chicago and AdvaMed.

        John C. Staley, age 63, has served as our director since our spin-off from Abbott Laboratories on April 30, 2004. Mr. Staley served as the Managing Partner of the Lake Michigan Area of Ernst & Young LLP, a position that he held from 1985 to his retirement in June 2001. Mr. Staley also serves as a trustee of CenterPoint Properties Trust, a real estate investment trust, and as a director of eLoyalty Corporation, a management consulting firm focused on customer relationship management. Mr. Staley is also a member of, and the former Chairman of, the Board of Trustees of DePaul University.

Class III Directors Whose Terms Expire in 2007

        Connie R. Curran, RN, Ed.D., age 57, has served as our director since our spin-off from Abbott Laboratories on April 30, 2004. Dr. Curran has served as the Executive Director of C-Change, formerly the National Dialogue on Cancer, a health advocacy organization, since 2003. From 1995 to 2000, Dr. Curran served as President and Chief Executive Officer of CurranCare, LLC, a healthcare consulting company. Upon the acquisition of CurranCare by Cardinal Health Consulting Services in

November 2000, Dr. Curran served as President of Cardinal Health Consulting Services, a consulting company with expertise in surgical services, hospital operations, case management and home care, until February 2002. Dr. Curran has served as Vice President of the American Hospital Association and Dean at the Medical College of Wisconsin. Dr. Curran also serves as a director of CardioDynamics International Corp., DeVry, Inc. and IDX Systems Corporation.

        David A. Jones, age 73, has served as the Chairman of our board of directors since our spin-off from Abbott Laboratories on April 30, 2004. Mr. Jones was a director of Abbott for over 20 years, from 1982 until his retirement from the Abbott board in 2003. He is a co-founder of Humana Inc. and served as Chairman and Chief Executive Officer since its organization in 1961 until he retired as Chief Executive Officer in 1997. In 1999, Mr. Jones resumed his responsibilities as Chief Executive Officer and held that position until 2000, when he resumed the position of Chairman.

        William L. Weiss, age 75, was elected to our board of directors on August 25, 2004. Mr. Weiss is Chairman Emeritus of Ameritech Corporation, serving as Chairman and Chief Executive Officer of Ameritech from the company's formation in 1984 until his retirement from the company in 1994. He previously has served on the board of directors of The Quaker Oats Company, Merrill Lynch & Co., Abbott Laboratories and Tenneco Corporation. Mr. Weiss also has acted as a trustee of Pennsylvania State University and as director of the Milton S. Hershey Medical Center.

        Our board of directors held six meetings during 2004, of which five were regularly scheduled meetings and one was a special meeting. No director attended fewer than 75% of the meetings of the board of directors and of the committees of the board of directors on which such director served. We anticipate that our directors will attend the 2005 annual meeting. The 2005 annual meeting will be our first annual meeting of shareholders as an independent public company.

Independence

        The board annually determines the independence of directors based on a review by the directors and the nominations and compensation committee. No director may qualify as independent unless the board of directors affirms that the director has no material relationship with us. As required by our corporate governance guidelines, the board will consider all relevant facts and circumstances in connection with that determination, including the following standards:

  •
  a director who is, or has been within the last three years, our employee, or whose immediate family member is, or has been within the last three years, our executive officer is not independent;

  •
  a director who receives, or whose immediate family member receives, more than $100,000 from us, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), and other than amounts received by an immediate family member for service as a non-executive employee, during any 12-month period in the last three years is not independent;

  •
  a director who, or whose immediate family member, is a current partner of a firm that is our internal or external auditor is not independent;

  •
  a director who is a current employee of a firm that is our internal or external auditor is not independent;

  •
  a director who has an immediate family member who is a current employee of a firm that is our internal or external auditor and who participates in such firm's audit, assurance or tax compliance (but not tax planning) practice is not independent;

  •
  a director who, or whose immediate family member, was within the last three years a partner or employee of a firm that is our internal or external auditor and personally worked on our audit during that time is not independent;

  •
  a director who is employed, or whose immediate family member is employed, or has been employed in the last three years, as an executive officer of another company where any of our present executive officers at the same time serves or served on that company's compensation committee is not independent;

  •
  a director who is a current employee, or whose immediate family member is a current executive officer, of a company that makes payments to, or receives payments from, us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues, is not independent; and

  •
  a director who is an executive officer of a charitable organization that receives charitable contributions (other than matching contributions) from us that are in excess of the greater of $1 million or 2% of such charitable organization's consolidated gross revenues is not independent.

        In applying the above criteria, at its February 23, 2005 meeting, our board determined that each of Mr. Bailey, Dr. Curran, Mr. Jones, Ms. Pelham, Dr. Sokolov, Mr. Staley and Mr. Weiss is independent within the meaning of our director independence standards and Section 303A.02 of the listing standards of the New York Stock Exchange and was not aware of any other relationship between a director and Hospira that would affect his or her independence. Each member of our audit and public policy committee and our nominations and compensation committee meet such independence standards.

        In making its determination with respect to Mr. Jones, our board of directors considered the consulting agreement that Mr. Jones entered into with Abbott during August 2003. Under the agreement, Mr. Jones was paid approximately $172,000 from our former parent company between August 2003 and the agreement's termination on April 30, 2004 (the date of the spin-off).

        The agreement provided that Mr. Jones would provide services relating to the spin-off. Around the time of the consulting agreement, Abbott announced in a press release its intention to effect the spin-off, and that Mr. Jones would serve as our chairman and Mr. Begley would serve as our chief executive officer. Mr. Jones is a former independent director of Abbott and was selected as chairman of Hospira because he had substantial experience in the healthcare industry and would bring credibility to Hospira. The services actually provided by Mr. Jones primarily included identifying qualified persons to serve as our independent directors after the spin-off and periodically advising Mr. Begley on matters relating to the spin-off and our business.

        Our board determined that the services provided by Mr. Jones under the consulting agreement were similar to services that would be provided by an independent director. Therefore, the board of directors determined that the consulting agreement with Abbott was not a material relationship with Hospira, and determined Mr. Jones to be independent. To assist the board in making this determination, we received guidance from the New York Stock Exchange.

        Our independent directors must meet at least twice a year in regularly scheduled executive sessions, and, in practice, meets in an executive session at every regularly scheduled board meeting. The chairman of the board normally presides at these meetings.

Committees of the Board of Directors

        Our board of directors has the following committees:

Executive Committee

        Mr. Jones (chairman), Mr. Begley, Mr. Bailey and Mr. Staley serve on our executive committee. During 2004, our executive committee did not meet. The executive committee is required to consist of a majority of independent directors. The executive committee exercises the powers and authority of the board of directors in the management of our everyday business and affairs with respect to issues which the chairman of the committee or our chief executive officer determines should not be postponed until the next regular meeting of our board of directors or do not require a meeting of the board of directors. The executive committee may not approve or adopt, or recommend to shareholders, any action or matter which must be submitted to our shareholders for approval pursuant to Delaware law. The executive committee also may not adopt, amend or repeal our bylaws.

Audit and Public Policy Committee

        Mr. Staley (chairman), Dr. Curran, and Mr. Allison currently serve on our audit and public policy committee. Mr. Allison will not be running for re-election to the board at the 2005 annual meeting. Upon her election to the board, Ms. Pelham will replace Mr. Allison on the committee. During 2004, our audit and public policy committee met nine times. All members of the audit and public policy committee must satisfy the independence requirements of the New York Stock Exchange. Our board has determined that each of Mr. Staley, Dr. Curran and Ms. Pelham is independent and financially literate, as required by the New York Stock Exchange. In 2004, our board made such determination with respect to Mr. Allison. The board has designated Mr. Staley as the "audit committee financial expert," within the meaning of the rules under the Securities Exchange Act of 1934 and the New York Stock Exchange.

        The functions of the audit and public policy committee include:

  •
  meeting periodically with our management, internal auditors and independent auditors regarding our internal controls, accounting and financial reporting;

  •
  appointing and evaluating the independent auditors;

  •
  reviewing and discussing our financial statements and financial press releases with our management and independent auditors;

  •
  establishing procedures for the receipt, retention and treatment of complaints received by our company regarding accounting matters, and the confidential, anonymous submission by our employees of concerns regarding questionable accounting matters;

  •
  developing and recommending to the board of directors ethics and compliance programs, policies and procedures;

  •
  reviewing our quality control and regulatory compliance programs and the sufficiency of and compliance with our code of business conduct; and

  •
  reviewing current and emerging social, political, economic and environmental trends or issues that could affect our business.

        Both the independent auditors and the internal auditors regularly meet privately with the audit and public policy committee and have unrestricted access to the audit and public policy committee.

        The audit and public policy committee is governed by a written charter, which is attached as Exhibit C to this proxy statement and is available on our Web site at www.hospira.com.

Nominations and Compensation Committee

        Mr. Bailey (chairman), Dr. Sokolov and Mr. Weiss serve on our nominations and compensation committee. During 2004, the nominations and compensation committee met two times. All members of the nominations and compensation committee must satisfy the independence requirements of the New York Stock Exchange, be "non-employee directors" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 and be "outside directors" for purposes of Section 162(m) of the Internal Revenue Code. Our board has determined that each of Mr. Bailey, Dr. Sokolov and Mr. Weiss is independent and eligible to serve on the committee.

        The functions of the nominations and compensation committee include:

  •
  developing the general criteria for selecting members of the board of directors and assisting the board in identifying and attracting qualified candidates;

  •
  recommending to the board of directors the nominees for election as directors, considering the criteria described above and any potential nominees recommended by our shareholders;

  •
  recommending to the board of directors persons to be elected as executive officers;

  •
  reviewing and assessing the adequacy of our corporate governance guidelines;

  •
  reviewing the performance of our executive officers;

  •
  reviewing and determining the executive officers' compensation;

  •
  reviewing and, as it deems appropriate, recommending to the board of directors, policies, practices and procedures relating to the compensation of our officers, other managerial employees and non-employee directors and the establishment and administration of our employee benefit plans; and

  •
  exercising authority under our employee equity incentive plan.

        The nominations and compensation committee is governed by a written charter, which is attached as Exhibit D to this proxy statement and is available on our Web site at www.hospira.com.

        The process used by the nominations and compensation committee to identify a nominee to our board of directors depends on the qualities being sought. Board members should have backgrounds that, when combined, provide a portfolio of experience and knowledge that will serve our governance and strategic needs. Candidates will be considered on the basis of a range of criteria, including broad-based business knowledge and relationships, and prominence and excellent reputations in their primary fields of endeavor, as well as a global business perspective and commitment to good corporate citizenship. Directors should have demonstrated experience and ability that is relevant to the board of director's oversight role with respect to our business and affairs. Shareholders may recommend persons as potential nominees for director by complying with the procedures set forth later in this proxy statement under "Other Shareholder Information—Procedure for Recommendation and Nominations of Directors and Transaction of Business at Annual Meeting." The nominations and compensation committee will consider potential nominees recommended by shareholders, but has no obligation to recommend such candidates. The evaluation criteria are the same for each person considered for nomination to the board.

        The directors who have served on our board since our spin-off from Abbott were referred to us before the spin-off through the efforts of David A. Jones, our chairman; Christopher B. Begley, our chief executive officer and director; and Abbott, our former parent company, and were determined to have satisfied our director qualification standards. Mr. Weiss joined our board in August 2004. He was referred to us by Mr. Jones and Mr. Begley and was determined to be a superior candidate and to have satisfied our director qualification standards.

        Ms. Pelham, nominee for Class I director, was referred to the nominations and compensation committee by Mr. Jones and Mr. Begley. The committee considered Ms. Pelham's qualifications, notably her experience and professional accomplishments in an industry relevant to our business and affairs, and determined that she would be a superior candidate to serve on our board. In light of Mr. Allison's decision not to run for re-election to our board, the committee recommended, and the board determined, that Ms. Pelham be nominated for election to the board at the 2005 annual meeting.

        Furthermore, the nominations and compensation committee determined that all nominees for Class I director standing for election at the 2005 annual meeting satisfied our director qualification standards.

Communicating with the Board of Directors

        You may communicate with our board of directors or our independent directors as a group by writing a letter to the chairman of our audit and public policy committee (for accounting or disclosure matters) or the chairman of our board (for all other matters) addressed to:

Director Communications
Hospira General Counsel and Secretary
Hospira, Inc.
275 North Field Drive
Department NLEG, Building H1
Lake Forest, Illinois 60045

        Our general counsel and secretary will review the communication and forward the communication to the addressee or to the director or directors he believes to be most appropriate.

        In addition, you may contact the chairman of our audit and public policy committee through the Helpline of our Office of Ethics and Compliance by calling 1-866-311-4632. You will have the option to directly refer matters to the audit and public policy committee. Our Vice President—Ethics and Compliance will be notified in such cases.

Corporate Governance Materials

        Our corporate governance guidelines, our code of business conduct and ethics, and the charters of our audit and public policy committee and our nominations and compensation committee are available on our Web site at www.hospira.com. We will provide a copy of any of these materials to any shareholder free of charge upon written request to:

Corporate Governance Material Request
Hospira General Counsel and Secretary
Hospira, Inc.
275 North Field Drive
Department NLEG, Building H1
Lake Forest, Illinois 60045

DIRECTOR COMPENSATION

        Our non-employee directors receive an annual cash retainer in the amount of $50,000 per year, and meeting fees of $1,000 for attending each board meeting and board committee meeting in person ($500 for each meeting other than in person). Each director who serves in the role of chairman of any committee receives a committee chairman fee of $5,000. Pursuant to our non-employee director fee plan, in consideration of the additional duties and responsibilities required for serving as chairman of the board, on May 3, 2004, Mr. Jones received a one-time initial grant of an option having a 10-year term to purchase 200,000 shares of our common stock at a price equal to $28.50 per share, the fair market value at the time of the grant.

        Additionally, each non-employee director receives an annual grant of restricted stock, which will generally vest as of the first regularly scheduled annual meeting of shareholders following the date of grant. For each such grant, the number of shares of restricted stock granted to each director equals that number of shares equal in value to $50,000 as of the date of grant. The first grant of restricted stock (1,754 shares, which had a fair market value of $28.50 per share at the time of the grant) occurred as of May 3, 2004, and in the future will occur on the last business day of the calendar year quarter in which the annual meeting of shareholders occurs. These shares of restricted stock are issued under the 2004 Stock Plan. Non-employee directors may elect to defer all or a portion of their annual retainer fees, committee chairman fees, meeting fees and restricted stock awards. The cash-based fees will be deferred into a stock unit account. Restricted stock may, based on an election by the director, be deferred and granted as restricted stock units and recorded in the director's stock unit account. The stock unit account will be paid out, at the directors election, on the first business day after the calendar quarter in which the director's service terminates or in up to 10 annual installments from and after that date. Any shares of stock distributed to non-employee directors at the end of the applicable deferral periods shall be issued under the terms of the 2004 Stock Plan.

        The following table shows the amount and form of compensation paid to each of our continuing non-employee directors during 2004. Compensation includes annual retainer fees, committee chairman fees, meeting fees and restricted stock grants.

Director	Cash	Number of Shares of Restricted Stock	Number of Deferred Stock Units	Number of Securities Underlying Stock Option Awards
Irving W. Bailey II	$43,868	—	1,754	—
Connie R. Curran	—	—	3,185.0083	—
David A. Jones(1)	42,868	1,754	—	200,000
Jacque J. Sokolov	45,516	1,754	—	—
John C. Staley	47,868	—	1,754	—
William L. Weiss(2)	—	—	1,745.4159	—

(1)
On August 13, 2003, Abbott Laboratories, our former parent, entered into a consulting agreement with our chairman, David A. Jones. Pursuant to the terms of the agreement, Mr. Jones provided advisory consulting services relating to our spin-off from Abbott prior to the spin-off. The consulting agreement terminated on April 30, 2004, the date of the spin-off. Mr. Jones received approximately $92,000 in 2003 and $80,000 in 2004 pursuant to the terms of the consulting agreement. These payments are not included in the table above.

(2)
Mr. Weiss joined the board of directors in August 2004.

PERFORMANCE GRAPH

        The following graph compares the performance of our common stock for the periods indicated with the performance of the S&P 500 Stock Index and the S&P Health Care Index.

Comparison of Cumulative Total Return

	May 3, 2004	December 31, 2004
Hospira, Inc.	$100	$123.89
S&P 500 Stock Index	100	108.45
S&P Health Care Index	100	96.75

        Assumes $100 was invested on May 3, 2004 (the first date our common stock was traded regular way on the New York Stock Exchange) in our common stock and each index. Values are as of the close of the U.S. stock markets on December 31, 2004, and assumes dividends are reinvested. No cash dividends have been declared or paid on our common stock. Returns over the indicated period may not be indicative of future returns.

EXECUTIVE COMPENSATION

Report of Nominations and Compensation Committee on Executive Compensation

        The nominations and compensation committee is responsible for approving the compensation program for our executive officers.

Hospira's Pay-for-Performance Philosophy

        At Hospira, we recognize that all employees have an impact on the performance of our business. Accordingly, we have designed our pay programs to help communicate our key strategies and reward the successful execution of those strategies through results. Our total rewards programs (including compensation, benefit, and work environment dimensions) will help us attract, retain, and motivate the best people in the industries where we compete for talent.

        We offer a competitive total rewards package to our employees around the world. The basis for any compensation and/or benefits comparison is formed by benchmarking against market rates based on industry and geography. We compare our total rewards with annual compensation and benefits peer groups that focus on appropriately sized industries where we compete for talent.

        Base salaries are determined based on a review of a position's level of responsibility, experience, and expertise relative to the external marketplace and peers within the organization, and will be strongly tied to individual job performance. Incentive programs may be based on a combination of corporate and/or individual performance and are designed to pay below-average rewards for below-average performance and above-average rewards for above-average performance. Long-term incentives are provided to certain individuals based on their impact on overall results and prevailing market practices.

        Our goal is to design and administer an executive compensation program in a manner that aligns the interests of our shareholders with the ability to attract, retain, and motivate outstanding leadership. Therefore, total compensation is determined by the success of our company. We provide total compensation opportunities that are competitive in the marketplace and include the opportunity for our executives to earn above average rewards when merited by corporate and individual performance.

        Hospira's executive compensation program is based upon our Pay-for-Performance Philosophy. Under our program, an executive's direct compensation is based on the following components:

  •
  base salary;

  •
  an annual incentive or bonus payment; and

  •
  long-term incentives, which may include cash-based awards, stock-based awards, stock appreciation rights and/or stock options.

Base Salary

        In addition to the factors outlined in our Pay-for-Performance Philosophy, an executive's base salary is determined by an assessment of sustained performance against individual job responsibilities including, where appropriate, the impact of such performance on our business results, current salary in relation to the competitive market for the job, experience and potential for advancement.

        For 2004, Mr. Begley's base salary was established in conjunction with the Hospira spin-off on April 30, 2004 based on available competitive market data for Chief Executive Officer compensation in similarly sized companies in our industry. Base salaries for the other named executive officers were established during the first pay period following the spin-off based on available competitive market compensation data for similar positions in our peer group. According to an analysis conducted by outside executive compensation advisors, the average 2004 salaries for named executive officers fall within the competitive range of base salaries for similar positions in Hospira's defined peer group.

Annual Incentives

        Our annual incentive plan is designed to establish a link between annual incentives and our financial success by rewarding executives when our company achieves or exceeds established financial and business objectives. These goals include financial measures approved by our board of directors such as consolidated net earnings, EBITDA (earnings before interest, taxes, depreciation and amortization), profitability, cash flow, total or net sales and earnings per share, and non-financial measures such as the attainment of selected strategic goals. An individual executive's annual incentive opportunity will be based on a percentage of salary determined by the executive's job level and competitive survey data. Actual annual incentive payments will be determined by our company's achievement of its established goals. It is our intent that our annual incentive program for key executives meet the requirements of the Omnibus Budget Reconciliation Act of 1993 and that appropriate levels of deductibility be maintained.

        For 2004, Mr. Begley received an incentive payment of $1.12 million. While Mr. Begley's incentive award was based on the company's financial performance, which for 2004 significantly exceeded plan targets, he also was required to satisfy basic performance requirements of his job in order to receive an incentive payout. For 2004, these included the establishment of Hospira as an independent company. Annual incentive payouts for other named executive officers also were based on the company's financial performance. In addition, the named executive officers must satisfy the basic performance requirements of their jobs through the attainment of established annual goals in order to receive an incentive payout.

Long-Term Incentives

        Hospira 2004 stock awards for Mr. Begley and the other named executive officers reflected the transition of Hospira from Abbott to an independent company. In order to provide a strong and immediate link between the interests of Hospira's senior management team and our shareholders, about the time of the spin-off, Mr. Begley and the other named executive officers were granted a one-time "founders grant" of Hospira stock options, as were substantially all U.S. employees. The founders grant of Hospira stock options was based on prevailing competitive market practice for such grants and reflected the relative impact of each named executive officer on Hospira's business results. For this grant, Mr. Begley received a one-time Hospira stock option grant of 500,000 options.

        NOMINATIONS AND COMPENSATION COMMITTEE
Irving W. Bailey, II, Chairman
Jacque J. Sokolov
William L. Weiss

SUMMARY COMPENSATION TABLE

        The following table shows compensation paid to our chief executive officer and our four highest paid executive officers for the period subsequent to April 30, 2004 (the date of our spin-off from Abbott Laboratories) through December 31, 2004.

		Annual Compensation			Common Stock Underlying Options/SARs (#)(3)
Name and Principal Position	Year	Salary ($)(1)	Bonus($)	Other Annual Compen- sation($)(2)			All Other Compen- sation($)(4)
Christopher B. Begley Chief Executive Officer and Director	2004	$509,033	$1,122,622	$8,133	500,000		$15,652
John Arnott Senior Vice President, Global Commercial Operations	2004	254,157	402,235	1,953	80,000		9,333
Terrence C. Kearney Senior Vice President, Finance and Chief Financial Officer	2004	251,515	452,623	2,092	90,000 5,529	(5)	9,234

Edward A. Ogunro Senior Vice President, Research and Development, Medical and Regulatory Affairs and Chief Scientific Officer	2004	$256,172	$433,530	$2,312	80,000	$9,885
Brian J. Smith Senior Vice President, General Counsel and Secretary	2004	239,019	310,477	—	80,000	6,059

(1)
Represents salary paid from the spin-off to December 31, 2004. The annual base salary for each of the named executive officers after the spin-off was $700,000 for Mr. Begley and $330,000 for each other officer. Salary also includes a cash payment to each officer in lieu of perquisites.

(2)
Represents amounts reimbursed for the payment of taxes. No officer received perquisites that exceeded $50,000.

(3)
Excludes conversion options awarded to replace Abbott options held by Mr. Arnott and Mr. Kearney at the time of the spin-off. In 2004, Mr. Arnott and Mr. Kearney received conversion options as described in Note 4 to the table under "Option/SAR Grants in Last Fiscal Year." Pursuant to the terms of our spin-off, each of Mr. Begley, Dr. Ogunro and Mr. Smith was required to retain his Abbott options rather than receiving conversion options because each was eligible to retire from Abbott at the time of the spin-off.

(4)
These amounts are employer contributions made to the Hospira 401(k) Retirement Savings Plan and such officer's Hospira 401(k) supplemental plan.

(5)
These are replacement stock options. They are described in the table under "Option/SAR Grants in Last Fiscal Year" immediately following.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

        The following table provides information regarding the Hospira option and stock appreciation rights received by our executive officers during 2004, after the spin-off. This table does not include conversion options granted in connection with our spin-off from Abbott Laboratories to replace Abbott Laboratories stock options formerly held by the recipient as detailed in Note 4 to this table.

Name	Number of Securities Underlying Options/SARs Granted(#)		Percent of Total Options/SARs Granted to Employees in Fiscal Year (%)	Exercise or Base Price ($/Sh.)	Expiration Date	Grant Date Present Value(1)
Christopher B. Begley	500,000	(2)	5.66	26.50	May 3, 2014	$5,135,000
John Arnott	80,000	(2)	0.91	26.50	May 3, 2014	821,600
Terrence C. Kearney	90,000	(2)	1.02	26.50	May 3, 2014	924,300
Replacement Options(3):	3,408		0.04	33.79	February 9, 2006	26,753
	1,105		0.01	33.79	September 30, 2006	8,674
	1,016		0.01	33.79	February 14, 2007	7,976
Edward A. Ogunro	80,000	(2)	0.91	26.50	May 3, 2014	821,600
Brian J. Smith	80,000	(2)	0.91	26.50	May 3, 2014	821,600

(1)
These values were determined using a Black-Scholes stock option valuation model. For options, other than replacement options, the model uses the following assumptions: expected volatility of 32.0%, dividend yield of 0.0%, risk-free interest of 4.1%, and option life of 5.9 years. For replacement options, the model uses the following assumptions: expected volatility of 32%, dividend yield of 0.0%, risk-free interest of 3.2%, and an option life equal to 2.5 years. Expected volatility is based on the historic volatility of companies in the same industry as Hospira and with similar market capitalization. Risk-free interest is based on the rates available at the time of the grant for zero-coupon U.S. government issues with a remaining term equal to the option's expected life.

(2)
One-third of the shares covered by these options are exercisable after one year; two-thirds after two years; and all after three years.

(3)
Issued in connection with conversion options containing a replacement feature, whereby when the original option was exercised and the exercise price and applicable withholding taxes paid with Hospira common stock, replacement options were granted for the number of shares used to make that payment. The replacement option has an exercise price equal to the fair market value of Hospira common stock on the date the replacement option is granted, is exercisable in full six months after the date of grant, and has a term expiring on the expiration date of the original option.

(4)
In addition to the option grants described in the table, Mr. Arnott and Mr. Kearney were awarded conversion options in connection with our spin-off from Abbott Laboratories to replace Abbott Laboratories stock options formerly held by the recipient.

        On May 3, 2004, Mr. Arnott was granted the following conversion options:

Number of Securities Underlying Options Granted	Exercise Price	Expiration Date
8,803	$29.2770	February 12, 2009
17,762	$31.3099	February 9, 2011
373	$32.9868	February 14, 2007
463	$33.3428	December 31, 2007
404	$33.3428	February 11, 2010
1,093	$36.5800	February 11, 2010
968	$37.1692	February 9, 2006
16,217	$36.9426	February 15, 2012
10,295	$24.5378	July 1, 2012
51,484	$22.8933	February 14, 2013
860	$28.6878	September 30, 2006
847	$28.6878	February 14, 2007
2,094	$28.6878	February 9, 2006
38,613	$28.2670	February 20, 2014

        On May 3, 2004, Mr. Kearney was granted the following conversion options:

Number of Securities Underlying Options Granted	Exercise Price	Expiration Date
9,885	$12.6703	April 28, 2005
8,142	$14.1465	September 30, 2006
2,335	$16.0046	September 30, 2006
5,288	$18.8986	February 14, 2007
20,696	$23.9551	February 13, 2008
23,167	$29.2770	February 12, 2009
4,449	$22.4660	February 11, 2010
3,163	$27.1404	April 28, 2005
366	$27.1404	February 9, 2006
46,336	$31.3099	February 9, 2011
2,761	$34.2590	February 9, 2006
4,221	$34.2590	September 30, 2006
3,992	$34.2590	February 14, 2007
7,722	$35.0942	October 29, 2011
9,600	$36.2045	February 14, 2007
61,781	$36.9426	February 15, 2012
77,227	$22.8933	February 14, 2013
19,632	$29.3611	February 11, 2010
38,613	$28.2670	February 20, 2014

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION/SAR VALUES

        The following table shows aggregate exercises of options to purchase Hospira common stock in the fiscal year ended December 31, 2004 by the executive officers named in the Summary Compensation Table above. The following table includes options awarded during 2004 and conversion options. The closing market price for Hospira common stock on December 31, 2004 was $33.50.

			Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-end(#)
					Value of Unexercised In-the Money Options/SARs at Fiscal Year-end($)
	Shares Acquired on Exercise(#)
Name		Value Realized($)
			Exercisable/	Unexercisable	Exercisable/	Unexercisable
Christopher B. Begley	—	—	0	500,000	$0	$3,500,000
John Arnott	—	—	49,625	180,651	140,823	1,354,263
Terrence C. Kearney	22,180	$433,551	216,506	206,219	873,359	1,378,137
Edward A. Ogunro	—	—	0	80,000	0	560,000
Brian J. Smith	—	—	0	80,000	0	560,000

Pension Plan

        Prior to our separation from Abbott, our executive officers were participants in the Abbott Laboratories Annuity Retirement Plan. Effective as of the time of the spin-off, we adopted a retirement income plan, the Abbott/Hospira Transitional Annuity Retirement Plan, which replicated, in all material respects, the benefit formulas under the Abbott Laboratories Annuity Retirement Plan that were in effect at the time of the spin-off. The Abbott Laboratories Annuity Retirement Plan is a non-contributory defined benefit pension plan covering most of Abbott's U.S. non-union employees, including executive officers. The Abbott/Hospira Transitional Annuity Retirement Plan provided all Hospira participants with credit for their service years and earnings with Abbott to the extent taken into account under the Abbott Laboratories Annuity Retirement Plan as of the time of the spin-off. The obligations and assets of the Abbott Laboratories Annuity Retirement Plan, which are attributable to the U.S. non-union employees who became our employees, were transferred to the Abbott/Hospira Transitional Annuity Retirement Plan, and we are responsible for funding obligations under the Abbott/Hospira Transitional Annuity Retirement Plan. At the time of the spin-off, we also adopted a non-qualified supplemental pension plan which, through December 31, 2004, generally provided benefits to those individuals who participate in the Abbott/Hospira Transitional Annuity Retirement Plan and whose income exceeds limits imposed by the Internal Revenue Code or, in certain cases, the plan's definition of compensation.

        Pensions accrued under the Abbott/Hospira Transitional Annuity Retirement Plan are funded through the Abbott/Hospira Transitional Annuity Retirement Trust. Pensions accrued under the Abbott non-qualified supplemental pension plan with present values exceeding $100,000 are funded for certain officers through individual grantor trusts established by Abbott on their behalf. In 2004, Abbott deposited the following amounts, less applicable tax withholdings, in such individual grantor trusts established on behalf of the following named executive officers: Mr. Begley, $530,060 and Dr. Ogunro, $324,313. We are responsible for funding any contributions relating to periods from May 1, 2004 to December 31, 2004. Abbott retained the obligation to maintain the trusts and will retain all ongoing trust related expenses.

        As a result of our evaluation of our benefit programs, effective December 31, 2004, benefits under the Abbott/Hospira Transitional Annuity Retirement Plan and the non-qualified supplemental pension plan were frozen. Eligible employees continued to earn benefits based on pay and years of service earned through December 31, 2004, and are entitled to all vested benefits earned when they retire. As a result of the freezing of the benefits, our employees, including the named executive officers, will not accrue additional years of benefit service after 2004 and their compensation earned after 2004 will not be taken into account for purposes of calculating the benefits.

        Based on their number of years of service through December 31, 2004, and their final average annual compensation, the estimated aggregate annual benefit payable upon retirement at normal retirement age for each of our named executive officers is set forth in the following table. The amounts shown are computed on a straight-life annuity basis and include supplemental benefits under a non-qualified supplemental pension plan.

Name	Years of Service through December 31, 2004	Estimated Aggregate Annual Benefit
Christopher B. Begley	18	$400,230
John Arnott	14	105,783
Terrence C. Kearney	25	217,043
Edward A. Ogunro	22	249,626
Brian J. Smith	25	196,286

        Pension benefits were determined using frozen final average compensation.

        For service prior to 2004, the normal retirement benefit is equal to the greater of either (a) or (b), where (a) equals: 1.10 percent of final earnings times years of benefit service (up to a maximum of 35 years); and (b) equals: the sum of 1.65 percent of final earnings times years of benefit service (up to a maximum of 20 years) plus 1.5 percent of final earnings times years of benefit service (between 21 and 35 years) minus the product of years of benefit service (up to a maximum of 35 years) and 1/2 of 1 percent of the lesser of final average compensation or Social Security-covered compensation. For service after 2003, the normal retirement benefit is equal to 1.10 percent of final earnings times years of benefit service (up to a maximum of 35 years in total). Each of the named executive officers may choose to retire as early as age 50, as each of them has at least 10 years of applicable service, and may receive benefits upon early retirement. The early retirement benefit will be calculated in the same manner as the normal retirement benefit, except that the accrued benefits will be reduced based on the participant's age at the time of retirement. Special rules regarding the calculation of the participant's accrued benefit attributable to service prior to 2004 will apply if a participant is eligible for early or special retirement. A participant with ten years of service will be able to receive 100 percent of the benefit at retirement between ages 62 and 65.

CHANGE IN CONTROL AGREEMENTS

        We have change in control arrangements with our management team, in the form of change in control agreements for our officers and a change in control plan for other key management personnel. The agreements with the named executive officers are described below.

        The agreements with the named executive officers will continue in effect until December 31, 2008, and at the end of each year will automatically be extended through the third year thereafter, unless we notify the officer that the agreement will not be extended. The agreements also automatically extend for two years following any change in control (as defined in the agreements) that occurs while they are in effect. The agreements provide that if the officer is terminated other than for specified reasons or if the officer elects to terminate employment under certain circumstances during a potential change in control (as defined in the agreements) or within two years following a change in control of Hospira (including termination by the officer for any reason during the thirty-day window period which begins six months after the date of a change in control), the officer is entitled to receive a lump-sum payment equal to 2.99 times the sum of the officer's annual salary and bonus (assuming for this purpose that all target performance goals have been achieved or, if higher, based on the average bonus for the last three years), plus any unpaid bonus owing for any completed performance period and the pro rata bonus for any current bonus period (based on the highest of the bonus assuming achievement of target performance, the average bonus for the past three years, or, in the case of the unpaid bonus for any completed performance period, the actual bonus earned). The officer will also receive up to three years of additional employee benefits (including outplacement services, tax planning services and financial counseling for three years, and the value of three more years of pension accruals), payment of any excise taxes and other related taxes and payments for which the officer is responsible as a result of the agreement, and reimbursement of certain legal, tax and audit fees. The agreements also will limit the conduct for which awards under our 2004 Stock Plan can be terminated and generally permit options to remain exercisable for the remainder of their term.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Executive officers, directors and certain shareholders who own more than ten percent of our common stock are required by Section 16(a) of the Securities Exchange Act of 1934, as amended, to file reports of their ownership of the common stock with the SEC. Based on our review of the reports and representations made to us by our officers and directors, we believe that all required Section 16(a) reports were timely filed in 2004, except that Form 3s for Abbott Laboratories (our sole shareholder prior to the spin-off), Thomas C. Freyman (our president prior to the spin-off) and Christopher B. Begley were filed late.

ACCOUNTING MATTERS

Changes in and Disagreements With Accountants on Accounting and Financial Disclosure

        Effective March 12, 2004, the audit committee of Abbott's board of directors engaged the accounting firm of Deloitte & Touche LLP as independent auditors for Hospira for the year ending December 31, 2004. Ernst & Young LLP, which audited our financial statements for the three years ended December 31, 2003, and as of December 31, 2003 and 2002, was dismissed effective March 12, 2004. The change was recommended by Hospira's management and approved by the audit committee of Abbott's board of directors. After the spin-off, Hospira's board of directors ratified the engagement of Deloitte & Touche LLP as Hospira's independent auditors.

        There have been no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, or any reportable events since Ernst & Young LLP was engaged as Hospira's independent auditor in October 2003. The reports of Ernst & Young LLP on Hospira's balance sheets as of December 31, 2003 and 2002, and the related combined statements of earnings, comprehensive income and net investment in Hospira, Inc. and cash flows for the two years in the period ended December 31, 2003, contain no adverse opinion or disclaimer of opinion and are not qualified or modified as to uncertainty, audit scope or accounting principles.

        We incurred the following fees for services performed by Deloitte & Touche LLP and Ernst & Young LLP in 2003 and 2004.

Audit Fees

        Aggregate fees billed or expected to be billed by Deloitte & Touche LLP and Ernst & Young LLP for professional services rendered for the audit of our annual financial statements for 2003 and 2004 and for review of the financial statements included in our Quarterly Reports on Form 10-Q for 2004 are set forth in the table below.

	Deloitte & Touche LLP	Ernst & Young LLP
2003	—	$1,065,000
2004	$1,161,000	—

Audit-Related Fees

        Aggregate fees billed or expected to be billed by Deloitte & Touche LLP and Ernst & Young LLP for assurance and related services reasonably related to the performance of the audit or review of our financial statements for 2003 and 2004, and not included in the audit fees listed above are set forth in the table below. The services relating to the fees described below were principally related to advice on our internal control over financial reporting in connection with the Sarbanes-Oxley Act of 2002.

	Deloitte & Touche LLP	Ernst & Young LLP
2003	—	—
2004	$9,000	—

Tax Fees

        The audit and public policy committee of our board of directors has determined that our auditor can provide certain tax services without impairing its independence. Aggregate fees billed or expected to be billed by Deloitte & Touche LLP and Ernst & Young LLP for tax compliance, tax advice, and tax planning for each of 2003 and 2004 are set forth in the table below.

	Deloitte & Touche LLP	Ernst & Young LLP
2003	—	—
2004	$56,000	—

All Other Fees

        The audit and public policy committee of our board of directors may approve permissible non-audit services classified as "all other services" that it believes are routine and recurring services, and would not impair the independence of the auditor. Neither Deloitte & Touche LLP nor Ernst & Young LLP performed services which would be characterized as "all other services" in 2003 or 2004.

        The audit and public policy committee pre-approves all audit and permissible non-audit services to be provided to the company by its independent auditor prior to commencement of services. Mr. Staley, the audit and public policy committee chairman, has been delegated authority to pre-approve such services up to a specified aggregate fee amount and these pre-approval decisions are presented to the full audit and public policy committee at its next scheduled meeting.

Report of the Audit and Public Policy Committee

        Management is responsible for Hospira's internal controls and the financial reporting process. The independent registered public accounting firm has the responsibility for performing an audit of our financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for expressing an opinion on those financial statements based on its audit. The audit and public policy committee reviews these processes on behalf of the board of directors. In this context, the committee has reviewed and discussed the audited financial statements contained in the 2004 Annual Report on Form 10-K with Hospira's management and Deloitte & Touche LLP.

        The committee has discussed and reviewed with the company's independent registered public accounting firm, Deloitte & Touche LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by the Statement on Auditing Standards No. 90 (Communication with Audit Committees). The committee has discussed and reviewed the results of Deloitte & Touche LLP's examination of the financial statements with and without management present.

        The committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as amended, and has discussed with the independent auditors their independence. The committee has also considered whether the provision of the services described above under the captions "Audit Fees," "Audit Related Fees," "Tax Fees" and "All Other Fees" is compatible with maintaining the independence of the independent auditors.

        Based on the review and discussions referred to above, the committee recommended to the board of directors that the audited financial statements be included in Hospira's Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission.

        AUDIT AND PUBLIC POLICY COMMITTEE

        John C. Staley, Chairman

        Joel T. Allison

        Connie R. Curran

OTHER MATTERS

        The board of directors is not aware of any business or matter other than those indicated above which may properly be presented at the meeting. If, however, any other matter properly comes before the meeting, the proxy holders will, in their discretion, vote on the matter in accordance with their best judgment.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In connection with the April 30, 2004 spin-off, we entered into various agreements with Abbott (our former parent company), including transition services agreements, lease agreements, and manufacturing agreements under which products are purchased and sold. Our agreements with Abbott are more fully described in our Annual Report on Form 10-K for the year ended December 31, 2004. Under these agreements, during 2004:

  •
  our net cost for transition services was approximately $13 million;

  •
  our cost for the leases and related services was approximately $30 million;

  •
  our product sales to Abbott were approximately $180 million; and

  •
  our product purchases from Abbott were approximately $84 million.

        The spouse of Valentine Yien, our Corporate Vice President and Controller, is employed by us as a manager. During 2004, he received a fair market rate of compensation which exceeded $60,000.

OTHER SHAREHOLDER INFORMATION

Date for Receipt of Shareholder Proposals for the 2006 Annual Meeting Proxy Statement

        Shareholder proposals for presentation at our 2006 annual meeting must be received by us no later than December 2, 2005, and must otherwise comply with the applicable requirements of the SEC to be considered for inclusion in the proxy statement for the 2006 annual meeting.

Procedure for Recommendation and Nomination of Directors and Transaction of Business at Annual Meeting

        A shareholder may recommend persons as potential nominees for director by submitting the names of such persons in writing to the chairman of the nominations and compensation committee or our secretary. Recommendations should be accompanied by a statement of qualifications and confirmation of the person's willingness to serve. A nominee who is recommended by a shareholder following these procedures will receive the same consideration as other comparably qualified nominees.

        A shareholder entitled to vote for the election of directors at an annual meeting and who is a shareholder of record on:

  •
  the record date for that annual meeting,

  •
  on the date the shareholder provides timely notice to us, and

  •
  on the date of the annual meeting

may directly nominate persons for director or bring business before the annual meeting by providing proper timely written notice to our secretary. A notice relating to a director nomination must include the name, age, business address, residence address and principal occupation or employment of the nominee, the class and number of our shares owned by the nominee, a description of all arrangements between the shareholder and such nominee and any other person or persons pursuant to which the nominations are to be made by the shareholder and any other information relating to the nominee that is required to be disclosed in solicitations for proxies pursuant to the 1934 Act. In addition, the notice must include the name and record address of the nominating shareholder, the class and number of our shares owned by the nominating shareholder and notice as to whether the nominating shareholder intends to solicit proxies in connection with such nominee.

        For each matter the shareholder proposes to bring before the annual meeting, the notice must include a brief description of the business to be discussed, the reasons for conducting such business at the annual meeting, the name and record address of the shareholder proposing such business, the class and number of our shares owned by the shareholder, any material interest of the shareholder in such business, notice as to whether the shareholder intends to solicit proxies in connection with the proposed matter and any other information required to be disclosed in proxies pursuant to the 1934 Act.

        To be timely, written notice either to directly nominate persons for director or to bring business properly before the annual meeting must be received at our principal executive offices not less than 90 days and not more than 120 days prior to the anniversary date of the preceding annual meeting. If the annual meeting is called for a date that is not within 25 days before or after such anniversary date, notice by the shareholder must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or made public in a press release or in a filing with the Securities and Exchange Commission, whichever occurs first.

General

        It is important that proxies be returned promptly. Shareholders are urged, regardless of the number of shares owned, to vote their shares. Most of our shareholders may vote their shares by telephone or the Internet. Shareholders who wish to vote by mail should sign and return their proxy card in the enclosed business reply envelope. Shareholders who vote by telephone or the Internet do not need to return their proxy card.

By order of the board of directors

Brian J. Smith
Secretary

EXHIBIT A
HOSPIRA 2004 LONG-TERM STOCK INCENTIVE PLAN

SECTION 1. GENERAL

        1.1    Purpose, Effective Date and Term.    The purpose of this Hospira 2004 Long-Term Stock Incentive Plan (the "Plan") is to promote the longer-term financial success of Hospira, Inc. (the "Company") and its subsidiaries by providing a means to attract, retain and reward individuals who can and do contribute to such success and to further identify their interests with those of the Company's shareholders. The "Effective Date" of the Plan is the date on which the shares of the Company are distributed to the shareholders of Abbott Laboratories pursuant to the Separation and Distribution Agreement entered into between the Company and Abbott Laboratories (the "Distribution"). The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any awards under it are outstanding; provided, however, that no awards may be granted under the Plan after the ten-year anniversary of the most recent approval of the Plan by the Company's shareholders.

        1.2    Administration.    The authority to control and manage the operation of the Plan shall be vested in a committee of the Company's Board of Directors (the "Committee") in accordance with Section 6.1.

        1.3    Participation.    Each recipient of an Abbott Conversion Award as described in Section 4 and each other employee or director of the Company or any subsidiary of the Company who is granted an award in accordance with the terms of the Plan shall be a "Participant" in the Plan. Awards under the Plan shall be limited to employees and directors of the Company; provided, however, that an award (other than an award of an ISO) may be granted to an individual prior to the date on which he first performs services as an employee or director (including individuals who it is anticipated will transfer from Abbott to the Company within 24 months following the Distribution) provided that such award does not become vested prior to the date such individual commences such services.

        1.4    Definitions.    Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 9).

SECTION 2. AWARDS

        2.1    General.    Any award under the Plan may be granted singularly, in combination with another award (or awards), or in tandem whereby the exercise or vesting of one award held by a Participant cancels another award held by the Participant. Each award under the Plan shall be subject to the terms and conditions of the Plan and such additional terms, conditions, limitations and restrictions as the Committee shall provide with respect to such award. Subject to Section 2.3, an award may be granted as an alternative to or replacement of an existing award under the Plan or any other plan of the Company or any subsidiary or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or its subsidiaries, including without limitation the Hospira Non-Employee Directors' Fee Plan and the plan of any entity acquired by the Company or any subsidiary. The types of awards that may be granted under the Plan include:

          (a)    Stock Options.    A stock option represents the right to purchase shares of Stock at an Exercise Price established by the Committee. Any option may be either an incentive stock option (an "ISO") that is intended to satisfy the requirements applicable to an "incentive stock option" described in section 422(b) of the Code or a non-qualified option that is not intended to be an ISO, provided, that no ISOs may be granted after the ten-year anniversary of the earlier of the date of adoption or shareholder approval of the Plan. Unless otherwise specifically provided by its terms, any option granted under the Plan shall be a non-qualified option.

          (b)    Stock Appreciation Rights.    A stock appreciation right (a "SAR") is a right to receive, in cash or Stock, an amount equal to or based upon the excess of: (a) the Fair Market Value of a share of Stock at the time of exercise, over (b) an Exercise Price established by the Committee.

          (c)    Stock Awards.    A stock award is a grant of shares of Stock or a right to receive shares of Stock (or their cash equivalent or a combination of both) in the future. Such awards may include, but shall not be limited to, bonus shares, stock units, performance shares, performance units, restricted stock or restricted stock units.

          (d)    Cash Incentive Awards.    A cash incentive award is the grant of a right to receive a payment of cash, determined on an individual basis or as an allocation of an incentive pool (or Stock having a value equivalent to the cash otherwise payable) that is contingent on the achievement of performance objectives.

        2.2    Exercise of Options and SARs.    An option or SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. In no event, however, shall an option or SAR expire later than ten years after the date of its grant. The "Exercise Price" of each option and SAR shall not be less than the par value of a share of Stock; provided however, that the Exercise Price of an ISO shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant. The payment of the Exercise Price of an option shall be by cash or, subject to limitations imposed by applicable law, by such other means as the Committee may from time to time permit, including, without limitation, (i) by promissory note, (ii) by tendering, either actually or by attestation, shares of Stock acceptable to the Committee, and valued at Fair Market Value as of the day of exercise, (iii) by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise or (iv) by any combination thereof.

        2.3    No Repricing.    Except for adjustments pursuant to Section 3.4 (relating to the adjustment of shares), and reductions of the Exercise Price approved by the Company's stockholders, the Exercise Price for any outstanding option may not be decreased after the date of grant nor may an outstanding option granted under the Plan be surrendered to the Company as consideration for the grant of a replacement option with a lower exercise price.

        2.4    Performance-Based Compensation.    Any award under the Plan which is intended to be "performance-based compensation" within the meaning of section 162(m) of the Code shall be conditioned on the achievement of one or more objective performance measures, to the extent required by Code section 162(m) as may be determined by the Committee.

          (a)    Performance Measures.    Such performance measures may be based on any one or more of the following: earnings (e.g., earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; or earnings per share); financial return ratios (e.g., return on investment; return on invested capital; return on equity; or return on assets); increase in revenue, operating or net cash flows; cash flow return on investment; total shareholder return; market share; net operating income, operating income or net income; debt load reduction; expense management; economic value added; stock price; and strategic business objectives, consisting of one or more objectives based on meeting specific cost targets, business expansion goals and goals relating to acquisitions or divestitures. Performance measures may be based on the performance of the Company as a whole or of any one or more business units of the Company and may be measured relative to a peer group or an index.

          (b)    Partial Achievement.    The terms of any such award may provide that partial achievement of the performance measures may result in a payment or vesting based upon the degree of achievement.

          (c)    Extraordinary Items.    In establishing any performance measures, the Committee may provide for the exclusion of the effects of the following items, to the extent identified in the audited financial statements of the Company, including footnotes, or in the Management Discussion and Analysis section of the Company's annual report: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting principles, regulations or laws; or (iv) mergers or acquisitions. To the extent not specifically excluded, such effects shall be included in any applicable performance measure.

        2.5    Dividends and Dividend Equivalents.    Any award under the Plan, including without limitation any option or SAR, may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Stock subject to the award, which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock.

        2.6    Deferral of Payment.    To the extent permitted by the Committee or the terms of any award under the Plan, a Participant may defer receipt of the cash or Stock otherwise payable under the award and be credited with interest or dividend equivalents with respect thereto; provided, however, that any award otherwise payable in stock shall continue to be payable only in stock.

        2.7    Non-U.S. Awards.    The Committee may grant awards, in its sole discretion, to employees and directors of the Company and its subsidiaries who are residing in jurisdictions outside of the United States. For purposes of the foregoing, the Committee may, in its sole discretion, vary the terms of the Plan in order to conform any awards to the legal and tax requirements of each non-U.S. jurisdiction where such individual resides. The Committee may, in its sole discretion, establish one or more sub-plans of the Plan and/or may establish administrative rules and procedures to facilitate the operation of the Plan in such non-U.S. jurisdictions. For purposes of clarity, any terms contained herein which are subject to variation in a non-U.S. jurisdiction and any administrative rules and procedures established for a non-U.S. jurisdiction shall be reflected in a written addendum to the Plan. To the extent permitted under applicable law, the Committee may delegate its authority and responsibilities under this Section 2.7 of the Plan to one or more officers of the Company.

SECTION 3. SHARES SUBJECT TO PLAN

        3.1    Available Shares.    The shares of Stock with respect to which awards may be made under the Plan shall be shares currently authorized but unissued or currently held or, to the extent permitted by applicable law, subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

        3.2    Share Limitations.    Subject to the following provisions of this subsection 3.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to Thirty One Million (31,000,000) shares of Stock (all of which may be granted as ISOs). The maximum number of shares of Stock that may be issued in conjunction with awards other than options and SARS shall be 25% of that number of shares in the immediately preceding sentence.

          (a)    Reuse of Shares.    To the extent any shares of Stock covered by an award are forfeited or are not delivered to a Participant or beneficiary for any reason, including because the award is forfeited or canceled, or is settled in cash or used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

          (b)    Net Shares.    If the exercise price of any stock option granted under the Plan is satisfied by tendering shares of Stock to the Company (either actually or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

        3.3    Limitations on Grants to Individuals.

          (a)    Options and SARs.    The maximum number of shares of Stock that may be subject to options or SARs granted to any Participant during any calendar year (excluding any awards intended to constitute Conversion Awards) shall be One Million (1,000,000).

          (b)    Stock Awards.    The maximum number of shares of Stock that may be subject to stock awards described under paragraph 2.1(c) which are granted to any Participant during any calendar year and are intended to be "performance-based compensation" (as that term is used for purposes of Code section 162(m)), shall be Five Hundred Thousand (500,000).

          (c)    Cash Incentive Awards.    The maximum dollar amount that may be payable to a Participant pursuant to cash incentive awards described under paragraph 2.1(d) which are granted to any Participant during any calendar year and are intended to be "performance-based compensation" (as that term is used for purposes of Code section 162(m)), shall be Five Million Dollars ($5 million).

          (d)    Director Fees.    Other than with respect to initial grants to new Directors or one-time grants due to extraordinary circumstances, the maximum number of shares that may be covered by awards granted to any one individual non-employee director pursuant to Section 2.1(a) and 2.1(b) (relating to options and SARs) shall be One Hundred Thousand (100,000) shares during any calendar year under the terms of the Hospira Non-Employee Director's Fee Plan and the maximum number of shares that may be covered by awards granted to any one individual non-employee director pursuant to Section 2.1(c) (relating to Other Stock awards) shall be Fifty Thousand (50,000) shares during any calendar year under the terms of the Hospira Non-Employee Director's Fee Plan. The foregoing limitations shall not apply to cash-based director fees that the Non-Employee Director elects to receive in the form of Stock or Stock Units.

          (e)    Dividend, Dividend Equivalents and Earnings.    For purposes of determining whether an award is intended to be qualified as a performance-based compensation, the foregoing limitations of this Section 3.3, (i) the right to receive dividends and dividend equivalents with respect to any award which is not yet vested shall be treated as a separate award, and (ii) if the delivery of any shares or cash under an award is deferred, any earnings, including dividends and dividend equivalents, shall be disregarded.

        3.4    Corporate Transactions.    Subject to paragraphs (a) and (b) below, in the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust awards to preserve the benefits or potential benefits of the awards and the Plan. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding awards; (iii) adjustment of the Exercise Price of outstanding options and SARs; and (iv) any other adjustments that the Committee determines to be equitable (which may include, without limitation, (I) replacement of awards with other awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction, and (II) cancellation of the award in return for cash payment of the current value of the award, determined as though the award was fully vested at the time of payment, provided that in the case of an option or SAR, the amount of such payment may be the excess of the value of the Stock subject to the option or SAR at the time of the transaction over the Exercise Price).

          (a)   Notwithstanding any other provision of this Plan, including the terms of any award granted hereunder, if the outstanding common shares of the Company shall be combined, or be changed into, or exchanged for, another kind of stock of the Company, into securities of another corporation, or into property (including cash) whether through recapitalization, reorganization, sale, merger, consolidation, spin-off, business combination or a similar transaction (a "Transaction"), the Company shall cause its successor, acquiror (or ultimate parent of any successor or acquiror), as applicable, to assume each stock option and SAR outstanding immediately prior to the Transaction (or to cause new options or rights to be substituted therefor). Pursuant to such assumed or substituted option or rights, holders of such option or right shall thereafter be entitled to receive, upon due exercise of any portion of the option or right, (a) in the event of a Transaction in which the outstanding common shares of the Company are combined, or changed into, or exchanged for, solely another kind of stock of the Company or securities of another corporation (disregarding, for this purpose, cash paid in lieu of fractional shares), the securities which that person would have been entitled to receive for common shares acquired through exercise of the same portion of such option or right immediately prior to the effective date of such Transaction, and (b) in the event of a Transaction in which the outstanding common shares of the Company are changed into, or exchanged for, property (including cash) other than solely stock of the Company or securities of another corporation (disregarding, for this purpose, cash paid in lieu of fractional shares), securities the fair market value of which immediately following the effective date of such Transaction (as determined by the Committee) equals the fair market value (as determined by the Committee) of the property which that person would have been entitled to receive for common shares acquired through exercise of the same portion of such option or right immediately prior to the effective date of such Transaction. In each case such assumed or substituted option or right shall continue to be subject to the same terms and conditions (including, without limitation, with respect to any right to receive "replacement options" upon option exercise) to which it was subject immediately prior to the Transaction.

          (b)   Notwithstanding the immediately preceding paragraph, upon a Transaction in which the outstanding common shares of the Company are changed into, or exchanged for, property (including cash) other than solely stock of the Company or securities of another corporation (disregarding, for this purpose, cash paid in lieu of fractional shares) and which constitutes a Change in Control, each holder of an option or SAR may elect to receive, immediately following such Transaction in exchange for cancellation of any stock option or SAR held by such person immediately prior to the Transaction, a cash payment, with respect to each common share subject to such option or right, equal to the difference between the value of consideration (as determined by the Committee) received by the shareholders for a common share of the Company in the Transaction, less any applicable purchase price.

        3.5    Delivery of Shares.    Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

          (a)    Compliance with Applicable Laws.    Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

          (b)    Certificates.    To the extent that the Plan provides for the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

SECTION 4. ABBOTT CONVERSION AWARDS

        4.1    General.    Certain employees transferred to the employ of the Company and its subsidiaries have received awards under the Plan ("Conversation Awards") as of the Effective Date as replacement awards for awards granted under the Abbott Laboratories 1996 Incentive Stock Program and the Abbott Laboratories 1991 Incentive Stock Program (the "Abbott Plans") and cancelled in connection with the Distribution. The number of such Conversion Awards has been determined by applying a conversion ratio established by the committee administering the Abbott Plans in accordance with the terms of such plans on a basis intended to be consistent with Section 424 of the Code and applicable accounting principles.

        4.2    Share Limitations.    Conversion Awards shall be taken into account in applying the share limitations set forth in Section 3.2, but shall be excluded in calculating the individual limitations under Section 3.3(a).

        4.3    Replacement Options.    If an option granted under the Plan constitutes a Conversion Award with respect to an option under the Abbott Plans that provided for the grant of replacement stock options if all or a portion of the exercise price or taxes incurred in connection with the exercise of the option are paid with the delivery (or in the case of payment of taxes, the withholding of shares) of other shares of Abbott Laboratories, then the Conversion Award shall provide for a replacement stock option (a "Replacement Option"). Each Replacement Option shall cover the number of shares of Stock surrendered (by actual delivery or by attestation) to satisfy the Exercise Price, plus the number of shares surrendered (by actual delivery or attestation) or withheld to satisfy the Participant's tax liability, shall have an Exercise Price equal to 100% of the of the Fair Market Value of Stock on the date such Replacement Option is granted, shall be first exercisable six months from the date of grant of the Replacement Option and shall have the expiration date of the original option.

SECTION 5. CHANGE IN CONTROL

        5.1   Subject to the provisions of Section 3.4 (relating to the adjustment of shares), and except as otherwise provided in the Plan or the terms of any award:

          (a)   If a Participant who is an employee or Director of the Company or a subsidiary at the time of a Change in Control then holds one or more outstanding options or SARs, all such options and SARs then held by the Participant shall become fully exercisable on and after the date of the Change in Control (subject to the expiration provisions otherwise applicable to the option or SAR), and any Stock purchased by the Participant under such option or acquired under such SAR following such Change in Control shall be fully vested upon exercise.

          (b)   If a Participant who is an employee or Director of the Company or a subsidiary at the time of a Change in Control then holds one or more stock awards described in paragraph 2.1(c) or cash incentive awards described in paragraph 2.1(d), such awards shall be fully earned and vested (and all performance measures deemed to be achieved).

        5.2    Change in Control.    For purposes of this Plan, unless otherwise provided in an Award Agreement, the term "Change in Control" shall be deemed to have occurred on the earliest of the following dates:

          (a)   the date any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 20% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (a) of paragraph 5.2(c) below; or

          (b)   the date the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

          (c)   the date on which there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or other entity, other than (a) a merger or consolidation (I) immediately following which the individuals who comprise the Board of Directors immediately prior thereto constitute at least a majority of the Board of Directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger or consolidation is then a subsidiary, the ultimate parent thereof and (II) which results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 20% or more of the combined voting power of the Company's then outstanding securities; or

          (d)   the date the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of the Company, in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, in substantially the same proportions as their ownership of the Company immediately prior to such sale.

          (e)   Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

          (f)    For purposes of this Plan: "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act; "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act; "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time; and "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

        5.3    Amendment of Section 5.    The provisions of this Section 5 may not be amended or deleted, nor superseded by any other provision of this Plan during the pendency of a Potential Change in

Control. A "Potential Change in Control" shall exist during any period in which the circumstances described in paragraphs (a), (b), (c) or (d), below, exist (provided, however, that a Potential Change in Control shall cease to exist not later than the occurrence of a Change in Control):

          (a)   The Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control, provided that a Potential Change in Control described in this Section 5.3 shall cease to exist upon the expiration or other termination of all such agreements.

          (b)   Any Person (without regard to the exclusions set forth in subsections (i) through (iv) of such definition) publicly announces an intention to take or to consider taking actions the consummation of which would constitute a Change in Control; provided that a Potential Change in Control described in this paragraph (b) shall cease to exist upon the withdrawal of such intention, or upon a determination by the Board of Directors that there is no reasonable chance that such actions would be consummated.

          (c)   Any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates).

          (d)   The Board of Directors adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control exists; provided that a Potential Change in Control described in this paragraph (d) shall cease to exist upon a determination by the Board of Directors that the reasons that gave rise to the resolution providing for the existence of a Potential Change in Control have expired or no longer exist.

SECTION 6. COMMITTEE

        6.1    Administration.    The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") in accordance with this Section 6. The Committee shall be selected by the Board. Subject to applicable stock exchange rules, if the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee. Notwithstanding the foregoing, with respect to any action, determination, interpretation or modification with respect to a specific Award granted to a non-Employee Director, other than ministerial actions, the Committee shall be comprised of the Board.

        6.2    Powers of Committee.    The Committee's administration of the Plan shall be subject to the following:

          (a)   Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Company's employees and directors those persons who shall receive awards, to determine the time or times of receipt, to determine the types of awards and the number of shares covered by the awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such awards, and (subject to the restrictions imposed by Section 7) to cancel or suspend awards.

          (b)   To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

          (c)   The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

          (d)   Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

          (e)   In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and by-laws of the Company, and applicable state corporate law.

        6.3    Delegation by Committee.    Except to the extent prohibited by applicable law, the applicable rules of a stock exchange or this Plan, or as necessary to comply with the exemptive provisions of Rule 16b-3 under the Exchange Act, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, including without limitation, (a) delegating to a committee of one or more members of the Board who are not "independent directors" within the meaning of Section 162(m) of the Code, the authority to grant awards under the Plan to eligible persons who are either (i) not then "covered employees," within the meaning of Section 162(m) of the Code and are not expected to be "covered employees" at the time of recognition of income resulting from such award or (ii) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (b) delegating to a committee of one or more members of the Board who are not "non-employee directors," within the meaning of Rule 16b-3, the authority to grant awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act. Any such allocation or delegation may be revoked by the Committee at any time. To the extent permitted by applicable law and resolution of the Board, the Committee may delegate all or any part of its responsibilities to any officer of the Company.

        6.4    Information to be Furnished to Committee.    As may be permitted by applicable law, the Company and its subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and its subsidiaries as to an employee's or Participant's employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Subject to applicable law, Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

SECTION 7. AMENDMENT AND TERMINATION

        Subject to the limitations of Section 5.3, the Board may, at any time, amend or terminate the Plan, and may amend any Award Agreement, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; and further provided, that adjustments pursuant to Section 3.4 (and not in violation of paragraphs (a) and (b) thereof) shall not be subject to the foregoing limitations of this Section 7; and further provided that no amendment may (i) remove the provisions of subsection 2.3 (relating to option repricing), (ii) materially increase the benefits accruing to Participants under the Plan, (iii) materially increase the aggregate number of securities which may be issued under the Plan, or (iv) materially modify the requirements for participation in the Plan, unless the amendment is approved by the Company's stockholders.

SECTION 8. GENERAL TERMS

        8.1    No Implied Rights.

          (a)    No Rights to Specific Assets.    Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any subsidiary shall be sufficient to pay any benefits to any person.

          (b)    No Contractual Right to Employment or Future Awards.    The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee the right to be retained in the employ of the Company or any subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no award under the Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

        8.2    Transferability.    The Committee may provide at the time it makes an award under the Plan or at any time thereafter that such award may be transferable by the Participant, subject to such limitations as the Committee may impose. Except as otherwise so provided by the Committee, awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

        8.3    Form and Time of Elections.    Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

        8.4    Evidence.    Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

        8.5    Tax Withholding.    All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. Except as otherwise provided by the Committee, such withholding obligations may be satisfied (i) through cash payment by the Participant; (ii) through the surrender of shares of Stock which the Participant already owns; or (iii) through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan; provided, however, that except as otherwise specifically provided by the Committee, such shares under clause (iii) may not be used to satisfy more than the Company's minimum statutory withholding obligation.

        8.6    Action by Company or Subsidiary.    Any action required or permitted to be taken by the Company or any subsidiary shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company.

        8.7    Successors.    All obligations of the Company under this Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business, stock, and/or assets of the Company.

        8.8    Gender and Number.    Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

SECTION 9. DEFINED TERMS

        In addition to the other definitions contained herein, the following definitions shall apply:

          (a)    Affiliates.    The term "Affiliates" has the meaning ascribed to it in paragraph 5.2(f).

          (b)    Beneficial Owner.    The term "Beneficial Owner" has the meaning ascribed to it in paragraph 5.2(f).

          (c)    Board.    The term "Board" means the Board of Directors of the Company.

          (d)    Change in Control.    The term "Change in Control" has the meaning ascribed to it in Section 5.2.

          (e)    Code.    The term "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

          (f)    Committee.    The term "Committee" means the Committee acting under Section 6.

          (g)    Company.    The term "Company" means Hospira, Inc. and its successors and assigns.

          (h)    Conversion Award.    The term "Conversion Award" means an award described in Section 4.1.

          (i)    Director.    The term "Director" means a member of the Board.

          (j)    Distribution.    The term "Distribution" means the distribution of Company shares to shareholders of Abbott Laboratories pursuant to the Separation and Distribution Agreement.

          (k)    Exchange Act.    The term "Exchange Act" has the meaning ascribed to it by paragraph 5.2(f).

          (l)    Exercise Price.    The term "Exercise Price" means the price established with respect to an option or SAR pursuant to Section 2.2.

          (m)    Fair Market Value.    The "Fair Market Value" of the Stock at any time shall be determined in such manner as the Committee may deem equitable, or as required by applicable law or regulation.

          (n)    ISO.    The term ISO has the meaning ascribed to it in paragraph 2.1(a).

          (o)    Participant.    The term "Participant" means any individual who has received an award under the Plan.

          (p)    Person.    The term "Person" has the meaning ascribed to it by paragraph 5.2(f).

          (q)    Potential Change in Control.    The term "Potential Change in Control" has the meaning ascribed to it in Section 5.3.

          (r)    SAR.    The term "SAR" has the meaning ascribed to it in paragraph 2.1(b).

          (s)    Separation and Distribution Agreement.    The term "Separation and Distribution Agreement" means the agreement entered into between the Company and Abbott Laboratories pursuant to which Abbott Laboratories accomplished the spin-off of the Hospira Business (as defined therein).

          (t)    Stock.    The term "Stock" means common stock of the Company.

          (u)    Transaction.    The term "Transaction" has the meaning ascribed to it in paragraph 3.4(a).

EXHIBIT B
HOSPIRA, INC.
2004 PERFORMANCE INCENTIVE PLAN

SECTION 1.    ESTABLISHMENT AND PURPOSES.

        1.1   Establishment of the Plan. Hospira, Inc. ("Hospira") hereby establishes the "Hospira, Inc. Performance Incentive Plan" the ("Plan"), as set forth in this document. The Plan shall become effective as of April 30, 2004 (the "Effective Date") and shall remain in effect as provided in Section 6.1 hereof.

        1.2   Purposes of the Plan. The purposes of the Plan are to:

          (a)   Provide flexibility to Hospira in its ability to attract, motivate, and retain the services of participants in the Plan ("Participants") who make significant contributions to Hospira's success and to allow Participants to share in the success of Hospira;

          (b)   Optimize the profitability and growth of Hospira through incentives which are consistent with Hospira's goals and which link the performance objectives of Participants to those of Hospira's shareholders; and

          (c)   Provide Participants with an incentive for excellence in individual performance.

SECTION 2.    ADMINISTRATION.

        2.1   General. The Plan shall be administered by the Compensation and Nominations Committee (the "Committee") of the Board of Directors of Hospira (the "Board").

        2.2   Authority of the Committee. The Committee will have full authority to administer the Plan, including the authority to interpret and construe any provision of the Plan, and to establish and amend rules pertaining thereto. All rules, regulations and interpretations shall be conclusive and binding on all persons. The Committee has sole responsibility for selecting Participants, establishing performance objectives, setting award targets, and determining award amounts.

        2.3   Delegation by the Committee. The Committee from time to time may delegate the performance of certain ministerial functions in connection with the Plan, such as the keeping of records, to such person or persons as the Committee may select. The cost of administration of the Plan will be paid by Hospira.

SECTION 3.    ELIGIBILITY AND PARTICIPATION.

        3.1   Eligibility and Participation. Eligibility for participation in the Plan shall be limited to officers of Hospira and its subsidiaries. Participants in the Plan will be determined annually by the Committee from those officers eligible to participate in the Plan.

SECTION 4.    PERFORMANCE OBJECTIVES.

        4.1   Performance Objectives. The Plan's performance objectives (the "Performance Objectives") shall be determined with reference to Hospira's Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA").

        4.2   Individual Base Award Allocation—Defined.

          (a)   For the performance period beginning on the Effective Date and ending on December 31, 2004 (the "2004 Period"), the base award allocation for the Chief Executive Officer, if a Participant for such period, shall be .020 of Hospira's EBITDA for the 2004 Period. The base award allocation for the Chief Operating Officer, if a participant for such period, shall be ..015 of

  Hospira's EBITDA for the 2004 Period. The base award allocation for any other Participant shall be .010 of Hospira's EBITDA for the 2004 Period.

          (b)   For all fiscal years beginning after December 31, 2004, the base award allocation for the Chief Executive Officer, if a Participant for such fiscal year, shall be ..020 of Hospira's EBITDA for that fiscal year. The base award allocation for the Chief Operating Officer, if a participant for such fiscal year, shall be .015 of Hospira's EBITDA for that fiscal year. The base award allocation for any other Participant shall be .010 of Hospira's EBITDA for that fiscal year.

SECTION 5.    FINAL AWARDS.

        5.1   Final Award Allocation. As soon as practical after the close of each fiscal year, a Participant's final award allocation will be determined solely on the basis of the Performance Objectives. In determining a Participant's final award allocation, the Committee will have the discretion to reduce, but not increase, a Participant's base award allocation, provided that a Participant's individual performance will be considered by the Committee in exercising that discretion.

        5.2   Payment of Awards. A Participant's final award allocation will be paid or deferred in the manner and at the time(s) established by the Committee.

SECTION 6.    DURATION, AMENDMENT AND TERMINATION.

        6.1   Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect until terminated by the Board.

        6.2   Amendment and Termination. The Board, in its sole discretion, may modify or amend any or all of the provisions of the Plan at any time and, without notice, may suspend or terminate it entirely. However, no such modification may, without the consent of the Participant, reduce the right of a Participant to a payment or distribution to which the Participant is entitled by reason of an outstanding award allocation.

SECTION 7.    SUCCESSORS.

        7.1   Obligations. All obligations of Hospira under the Plan with respect to awards granted hereunder shall be binding on any successor to Hospira, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of Hospira.

SECTION 8.    GRANTOR TRUSTS.

        8.1   2004 Payments. With respect to the final award allocation for the 2004 Period, based on elections previously filed with Abbott Laboratories for the 2004 calendar year, solely with respect to participants who have grantor trusts that were established under a similar Abbott Laboratories incentive program, Hospira shall distribute such 2004 Period award to the participant in a manner that facilitates the contribution of such amounts to such participant's grantor trust in a manner prescribed under the 1986 Abbott Laboratories Management Incentive Plan. Hospira shall have no obligation to maintain or make any future contributions to such grantor trusts, other than as herein provided.

EXHIBIT C
CHARTER OF AUDIT AND PUBLIC POLICY COMMITTEE

1.     Purpose.

        The Audit and Public Policy Committee of the Board of Directors of Hospira, Inc. (the "Company") shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor of the Company. The Audit and Public Policy Committee shall assist the Board with respect to its oversight of (a) the integrity of the Company's financial statements, (b) the independent auditor's qualifications and independence, (c) the performance of the Company's internal audit function and independent auditor, (d) the Company's compliance with legal and regulatory requirements and (e) public policy and government affairs issues that affect the Company.

2.     Organization.

        The Audit and Public Policy Committee shall be composed of at least three (3) directors. Each member of the Audit and Public Policy Committee shall satisfy the independence and financial literacy requirements of the New York Stock Exchange, the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), and the rules and regulations promulgated thereunder, as such requirements are interpreted by the Board in its business judgment. At least one member of the Audit and Public Policy Committee shall have accounting or related financial management expertise, as the Company's Board interprets such qualification in its business judgment. The Board may presume that a member of the Committee who satisfies the definition of audit committee financial expert set forth in Regulation S-K has accounting or related financial management expertise. Directors' fees, including committee fees, are the only compensation that an Audit and Public Policy Committee member may receive from the Company. No member of the Audit and Public Policy Committee may serve simultaneously on the audit committee of more than three public companies, including the Company.

        The Board shall appoint the members of the Audit and Public Policy Committee and the Committee's Chairman annually, considering in each case the recommendations of the Company's Nominations and Compensation Committee. The members of the Audit and Public Policy Committee shall serve until their successors are appointed and qualify. The Board shall have the power at any time to change the membership of the Audit and Public Policy Committee and to fill vacancies in it, subject to such new member(s) satisfying the independence, financial literacy, experience and financial expertise requirements referred to above. Except as expressly provided in this Charter, the by-laws of the Company or the corporate governance guidelines of the Company, or as otherwise provided by law or the listing rules of the New York Stock Exchange, the Audit and Public Policy Committee shall fix its own rules of procedure.

3.     Authority and Responsibilities.

        The Audit and Public Policy Committee shall make regular reports to the Board. The Audit and Public Policy Committee shall also prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement. The disclosure of the members of the Audit and Public Policy Committee shall be included or incorporated by reference in the Company's annual report.

        The Audit and Public Policy Committee shall consult with management but shall not delegate its responsibilities to either management or another committee of the Board; provided, however, that the Audit and Public Policy Committee may delegate any of its responsibilities and duties to one or more members of the Audit and Public Policy Committee, except to the extent such delegation would be inconsistent with the requirements of the Securities Exchange Act, the listing rules of the New York Stock Exchange or the Company's by-laws.

        To the extent that it deems necessary or appropriate to carry out its duties, the Audit and Public Policy Committee shall have the authority, without seeking approval of the Board, to (a) retain and compensate special legal, accounting or other consultants to advise the Audit and Public Policy Committee and (b) conduct or authorize investigations or studies of any matters within its scope of responsibilities. The Audit and Public Policy Committee shall receive appropriate funding, as determined by the Audit and Public Policy Committee, from the Company for payment of (a) compensation to the independent auditor employed by the Company for the purpose of rendering or issuing an audit report or performing other audit, review or attest services for the Company, (b) compensation to any special legal, accounting or other consultants employed by the Audit and Public Policy Committee and (c) ordinary administrative expenses of the Audit and Public Policy Committee that are necessary or appropriate in carrying out its duties.

  a.
  Authority and Responsibilities Relating to Audit Issues.

        The Audit and Public Policy Committee shall have the sole authority to appoint, retain, evaluate or terminate the Company's independent auditor (subject, if applicable, to stockholder ratification). The Audit and Public Policy Committee shall pre-approve all permissible non-audit services and all audit, review or attest engagements required under the securities laws to be rendered by the independent auditor. Alternatively, the Company may enter into engagements to render such services pursuant to pre-approval policies and procedures established by the Audit and Public Policy Committee; provided, that such policies and procedures are detailed as to the particular service, the Committee is informed of each service and such policies and procedures do not include the delegation of Committee responsibilities under the Securities Exchange Act to management. Moreover, the pre-approval requirement for permissible non-audit services shall be waived under certain circumstances described in Section 10A of the Securities Exchange Act.

        The Audit and Public Policy Committee shall be directly responsible for the oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The independent auditor shall report directly to the Audit and Public Policy Committee. The Company's internal auditor shall also be ultimately accountable to the Audit and Public Policy Committee.

        The following functions are some of the common recurring activities of the Audit and Public Policy Committee in carrying out its oversight responsibility with respect to audit issues.

  •
  Meet separately, periodically, with the independent auditor, with management of the Company and with the internal auditors (or other personnel responsible for the internal audit function).

  •
  Evaluate the qualifications, performance, and independence of the Company's independent auditor at least annually. This evaluation shall include the review and evaluation of the lead partner of the independent auditor. In making its evaluation, the Audit and Public Policy Committee should take into account the opinions of the Company's management and internal auditors (or other personnel responsible for the internal audit function). The Audit and Public Policy Committee shall present its conclusions with respect to the independent auditor to the Board. In connection with its evaluation of the independent auditor, the Audit and Public Policy Committee shall, at least annually, obtain and review a report by the Company's independent auditor describing:

  •
  the firm's internal quality-control procedures;

  •
  any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and

    •
    to assess the independent auditor's independence, all relationships between the independent auditor and the Company.

        The Audit and Public Policy Committee shall discuss with the independent auditor any issues or relationships disclosed in that report and shall, if necessary, take appropriate action to ensure the auditor's independence.

  •
  Oversee compliance of the Company's rotation policy for the partners and employees of the independent auditor with the requirements of Section 10A of the Securities Exchange Act and the rules of the Securities and Exchange Commission. Without limiting the generality of the foregoing, the Audit and Public Policy Committee shall ensure that the lead (or coordinating) audit partner of the independent auditor (having primary responsibility for the audit), and the audit partner responsible for reviewing the audit, are rotated at least every five years, as required by Section 10A of the Securities Exchange Act, and further consider rotation of the independent audit firm itself. The Audit and Public Policy Committee shall report its conclusions to the Board.

  •
  Review and discuss with management and the independent auditor,

  •
  the Company's annual audited financial statements, including disclosures made under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K;

  •
  the Company's quarterly financial statements, including disclosures made under "Management's Discussion and Analysis of Financial Condition and Results of Operations" or similar disclosures, and the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, prior to the filing of its Form 10-Q, including the results of the independent auditor's reviews of the quarterly financial statements to the extent applicable;

  •
  the scope, procedures and fees for the proposed audit for the current year and, at its conclusion, review that audit including any comments or recommendations by the independent auditor;

  •
  the type and presentation of information to be included in earnings press releases (paying particular attention to any use of "pro forma," or "adjusted" non-GAAP, information), as well as financial information and earnings guidance (generally, or on a case-by-case basis) provided to analysts and rating agencies (for the avoidance of doubt, the Audit and Public Policy Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance);

  •
  the responsibilities, budget and staffing of the Company's internal audit function;

  •
  major issues regarding accounting principles and financial statement presentations, including significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies;

  •
  analyses prepared by management and/or the Company's independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and

  •
  the effect of regulatory and accounting initiatives, as well as off-balance sheet structures (if any), on the financial statements of the Company.

  •
  Review and discuss with management and the independent auditor, as applicable,

  •
  any report by the independent auditor required by Section 10A of the Securities Exchange Act, including any report relating to critical accounting policies and practices to be used in connection with the audit of the Company, all alternative treatments of financial information within GAAP that have been discussed with management, the ramifications of the use of those alternative disclosures and treatments, and the treatment preferred by the independent auditor, and other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences;

  •
  any "management" or "internal control" letter issued, or proposed to be issued, by the independent auditor, and any response from the Company to that letter;

  •
  any problems, difficulties or differences encountered in the course of the audit work, including any disagreements with management or restrictions on the scope of the independent auditor's activities or on access to requested information and management's response thereto;

  •
  any accounting adjustments that were noted or proposed by the independent auditor but were "passed" (as immaterial or otherwise);

  •
  any communications between the audit team and the audit firm's national office respecting auditing or accounting issues presented by the engagement; and

  •
  any information obtained from the independent auditor with respect to illegal acts in accordance with Section 10A of the Securities Exchange Act.

  •
  Ensure that the Company maintains an internal audit function to provide management and the Audit and Public Policy Committee with ongoing assessments of the Company's risk management processes and system of internal control.

  •
  Review and discuss with the Company's independent auditor and internal auditors the internal audit function, the department's authority and responsibilities, budget, staffing, independence, and reporting obligations, the proposed audit plan for the coming year, the coordination of that proposed audit plan with the independent auditor, the results of the internal audit and a specific review of any significant issues.

  •
  Review and discuss with management, the internal auditors and the independent auditor, as appropriate, the Company's major financial risk exposures and the steps management has taken to monitor and control those exposures. In particular, the Audit and Public Policy Committee shall discuss guidelines and policies to govern the process by which risk assessment and risk management is undertaken by the Company.

  •
  Recommend to the Board policies for the Company's hiring of employees or former employees of the independent auditor who were engaged on the Company's account in compliance with Section 10A of the Securities Exchange Act.

  •
  Establish procedures for

  •
  the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and

  •
  the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

  •
  Review any disclosures made to the Audit and Public Policy Committee by the Company's chief executive officer or chief financial officer regarding compliance with their certification obligations under Rule 13a-14 or Rule 15d-14 of the Securities Exchange Act, including the Company's disclosure controls and procedures and internal controls for financial reporting and evaluations thereof.

  •
  Review with the independent auditor, internal auditors and financial management, the adequacy, effectiveness and quality of the Company's accounting and financial reporting principles, policies, procedures and controls, and elicit from such group any recommendations for improvements.

  b.
  Authority and Responsibilities Relating to Public Policy Issues.

        With respect to public policy issues, the Audit and Public Policy Committee shall review and make recommendations to the Board on the following matters:

  •
  Current and emerging social, political, economic and environmental trends or issues that affect or could affect the Company's business activities and performance.

  •
  Legislative, regulatory, privacy and other matters that may have a significant impact on the Company's activities, including its responsibilities to stockholders, customers, employees and the communities in which the Company operates.

  •
  Positions and strategies pursued by the Company in its efforts to influence public policy.

  •
  The sufficiency of and compliance with the Company's code of business conduct.

  •
  The Company's quality control and regulatory compliance programs.

  •
  The Company's public policy and corporate citizenship programs and activities relating to, among other items, environmental, health and safety issues; employment practices; marketing practices; support of charitable, educational and business/trade organizations; political contributions and government relations; and community outreach.

  •
  Proposals relating to public policy and/or social responsibility issues submitted by stockholders of the Company for inclusion in the Company's proxy materials.

4.     Annual Performance Evaluation.

        The Audit and Public Policy Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit and Public Policy Committee also shall conduct an annual evaluation of the Committee's own performance, and shall report the results of the evaluation to the Board.

5.     Limitations on the Role of the Audit and Public Policy Committee.

        While the Audit and Public Policy Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit and Public Policy Committee to prepare financial statements, plan or conduct audits or determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with GAAP and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

EXHIBIT D
CHARTER OF NOMINATIONS AND COMPENSATION COMMITTEE

1.     Purpose.

        The Nominations and Compensation Committee of the Board of Directors of Hospira, Inc. (the "Company") shall assist the Board in carrying out certain responsibilities of the Board relating to (a) nominations of directors and executive officers of the Company, (b) corporate governance of the Company and (c) compensation of directors and executive officers of the Company.

2.     Organization.

        The Nominations and Compensation Committee shall consist of no fewer than three members. All members of the Nominations and Compensation Committee must:

  •
  satisfy the independence requirements of the New York Stock Exchange, as such requirements are interpreted by the Board in its business judgment;

  •
  meet the definition of "non-employee director" under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"); and

  •
  be an "outside director" for the purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

        The Company's Board shall appoint, and may remove, members of the Nominations and Compensation Committee and the Committee's Chairman. The members of the Nominations and Compensation Committee shall serve until their successors are appointed and qualify. Except as expressly provided in this Charter, the by-laws of the Company or the corporate governance guidelines of the Company, or as otherwise provided by law or the listing rules of the New York Stock Exchange, the Nominations and Compensation Committee shall fix its own rules of procedure.

3.     Authority and Responsibilities.

        The Nominations and Compensation Committee shall report to the Board, as appropriate. The Nominations and Compensation Committee may delegate any of its responsibilities and duties to one or more members of the Committee, except to the extent such delegation would be inconsistent with the requirements of the Securities Exchange Act, or the rules and regulations promulgated thereunder, or the listing rules of the New York Stock Exchange or the Company's by-laws.

        To assist it in the conduct of its responsibilities, the Nominations and Compensation Committee, to the extent it deems necessary or appropriate, may consult with management, may seek advice and assistance from Company employees and shall have the authority to obtain advice and assistance from internal or external legal, accounting, compensation or other advisors.

  a.
  Authority and Responsibilities Relating to Nominations and Corporate Governance.

        With respect to nominations and corporate governance issues, the Nominations and Compensation Committee shall:

  •
  Have the sole authority to retain and terminate any search firm to be used to identify director candidates and have the sole authority to approve such firm's fees and other terms of retention.

  •
  Develop general criteria for the selection of and qualifications desirable in members of the Board and reflect such directorship qualifications criteria in an Outline for Directorship Qualifications, which is included as an exhibit to the Company's Corporate Governance Guidelines.

  •
  Consistent with the directorship qualifications criteria as approved by the Board, assist the Board in identifying and attracting candidates qualified to become Board members and annually recommend to the Board the nominees for election as directors who meet the Company's directorship qualifications criteria, the Company's corporate governance guidelines, and any other requirements established by this Committee and, from time to time, recommend persons to fill vacancies on the Board. In this regard, the Nominations and Compensation Committee shall consider potential nominees recommended by stockholders of the Company, but the Committee has no obligation to recommend such candidates.

  •
  Annually review the membership of the Board so as to ensure that a majority of the members of the Board satisfy the independence requirements of the listing rules of the New York Stock Exchange.

  •
  Review annually the membership qualifications, requirements, membership, structure, operations (including the authority to delegate to subcommittees) and performance of the committees of the Board, including the Nominations and Compensation Committee, and make recommendations to the Board regarding committee membership and chairmanship and other matters, as appropriate.

  •
  Recommend to the Board persons to be elected as executive officers of the Company.

  •
  Oversee the annual evaluation of the performance of members of the Board and executive officers of the Company and make recommendations to the Board, as appropriate.

  •
  Serve in an advisory capacity to the Board and Chairman of the Board on matters of organization, management succession plans, major changes in the organizational structure of the Company and the conduct of Board activities.

  •
  Review and assess the adequacy of the Company's corporate governance guidelines and recommend amendments to the Board, as appropriate.

  b.
  Authority and Responsibilities Relating to Compensation.

        With respect to compensation issues, the Nominations and Compensation Committee shall:

  •
  Have the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of director, Chief Executive Officer or other executive officer compensation and have the sole authority to approve such consultant's fees and other terms of retention.

  •
  Review and approve corporate goals and objectives relevant to Chief Executive Officer compensation, evaluate the Chief Executive Officer's performance in light of those goals and objectives, and, either as a Committee or together with the other independent directors (as directed by the Board), determine and approve the Chief Executive Officer's compensation level based on this evaluation. Nothing herein precludes general discussions of the Chief Executive Officer's compensation among the full Board of Directors.

  •
  In determining the long-term incentive component of Chief Executive Officer compensation, consider the Company's performance and relative stockholder return, the value of similar incentive awards to chief executive officers at comparable companies, and the awards given to the Company's Chief Executive Officer in past years.

  •
  Make recommendations to the Board with respect to compensation for other executive officers, incentive compensation plans and equity-based plans of the Company.

  •
  Review, approve, and administer the incentive compensation plans in which any executive officer of the Company participates and all equity-based plans of the Company. The Nominations and Compensation Committee may delegate responsibilities to administer and make grants under such plans to management to the extent contemplated by the documents governing such plans, except to the extent such delegation would be inconsistent with applicable laws or regulations or with the listing rules of the New York Stock Exchange. The Nominations and Compensation Committee may approve awards (with ratification of the Board) as may be required to comply with applicable tax rules.

  •
  Establish director compensation guidelines and review them as appropriate, and review, at least annually, the compensation of directors who are not then serving as full-time employees of the Company or any of its subsidiaries and recommend for approval by the Board any change in the compensation of such directors. In recommending director compensation, the Nominations and Compensation Committee shall take comparable director fees into account and shall review any arrangement that could be viewed as indirect director compensation. The Nominations and Compensation Committee will review, as appropriate, charitable contributions made to organizations with which a director is affiliated and any consulting contracts with, or other indirect forms of compensation to, a director, when determining the form and amount of director compensation.

  •
  Produce an annual report on executive compensation for inclusion in the Company's proxy statement, in accordance with the applicable rules and regulations.

4.     Annual Performance Evaluation.

        The Nominations and Compensation Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board, as appropriate. The Nominations and Compensation Committee shall also annually evaluate its own performance and shall report the results of the evaluation to the Board.

        If you plan to attend the meeting, you must present an admission ticket to be admitted to the meeting. An admission ticket is included with your proxy card. If you arrive at the meeting without an admission ticket or you hold your stock through a broker, bank or other nominee, we will only admit you if we are able to verify that you are a Hospira shareholder. You may prove that you are a Hospira shareholder by, among other ways, providing us with a copy of a recent bank or brokerage account statement showing that you own Hospira common stock. Shareholders will be admitted to the meeting location beginning at 9:30 a.m. Eastern Time. The location is accessible to handicapped persons. Cameras (including cellular phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.

        A map and directions follow:

FROM I-95 SOUTH

1.
Take I-95 South through Chester to Wilmington.

2.
Follow I-95 South to Exit 7A marked "52 South, Delaware Avenue."

3.
Follow 11th Street in the middle lane through six traffic lights. Hotel du Pont is on the right. Valet parking is available at Hotel entrance. For self-parking, turn left on Orange Street; Car Park is on left.

FROM I-95 NORTH

1.
Follow I-95 North to Wilmington, take Exit 7 marked "Route 52, Delaware Avenue."

2.
From right lane, take Exit 7 onto Adams Street.

3.
At the third traffic light, turn right onto 11th Street.

4.
Follow 11th Street in the middle lane through six traffic lights. Hotel du Pont is on the right. Valet parking is available at Hotel entrance. For self-parking, turn left on Orange Street; Car Park is on left.

IMPORTANT
PLEASE VOTE YOUR PROXY CARD TODAY!
ADMISSION TICKET
PRESENT THIS CARD AT THE ENTRANCE TO THE MEETING ROOM
2005 ANNUAL MEETING OF SHAREHOLDERS

HOTEL DU PONT
ELEVENTH AND MARKET STREETS
WILMINGTON, DELAWARE
MONDAY, MAY 9, 2005 AT 10:00 A.M. EASTERN TIME

Map & Directions:

        The location is accessible to handicapped persons. Cameras (including cellular phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.

FROM I-95 SOUTH
1.    Take I-95 South through Chester to Wilmington.
2.    Follow I-95 South to Exit 7A marked "52 South, Delaware Avenue."
3.    Follow 11th Street in the middle lane through six traffic lights. Hotel du Pont is on the right. Valet parking is available at Hotel entrance. For self-parking, turn left on Orange Street; Car Park is on left.

 FROM I-95 NORTH
1.    Follow I-95 North to Wilmington, take Exit 7 marked "Route 52, Delaware Avenue."
2.    From right lane, take Exit 7 onto Adams Street
3.    At the third traffic light, turn right onto 11th Street.
4. Follow 11th Street in the middle lane through six traffic lights. Hotel du Pont is on the right. Valet parking is available at Hotel entrance. For self-parking, turn left on Orange Street; Car Park is on left.

PROXY
HOSPIRA, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 9, 2005 AT 10:00 A.M., EASTERN TIME
HOTEL DU PONT, ELEVENTH AND MARKET STREETS, WILMINGTON, DELAWARE

        The undersigned appoints David Jones and Christopher Begley and each of them, lawful attorneys and proxies of the undersigned, with full power of substitution to present the undersigned at the Annual Meeting of Shareholders of Hospira, Inc., to be held on May 9, 2005, and at any adjournment thereof and to vote in accordance with the instructions on the reverse side, all shares of common stock of Hospira, Inc, which the undersigned is entitled to vote.

        If the undersigned is a participant in the Hospira 401(k) Retirement Savings Plan, the undersigned also authorizes the co-trustees of the plan to vote any shares of Hospira, Inc. common stock credited to the undersigned's account under the plan at the 2005 Annual Meeting of Shareholders in accordance with the instructions on the reverse side.

        INSTRUCTIONS: This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Items 1,2,3 and 4 and in accordance with the judgment of the proxy holders on any other matters that are properly brought before the meeting.

        IMPORTANT: PLEASE SIGN AND DATE THE BACK OF THE CARD AND RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE OR FOLLOW THE INSTRUCTIONS FOR TELEPHONE OR INTERNET VOTING ON THE BACK OF THE CARD.

Has your address changed?	Do you have any comments?

(Continued and to be dated on the reverse side)

Hospira, Inc. c/o EquiServe Trust Company, N.A. P.O Box 8587 Edison, NJ 08818-8587	2005 ANNUAL MEETING ADMISSION TICKET This ticket will admit shareholder and one guest.

ANNUAL MEETING OF SHAREHOLDERS

TIME:	Monday, May 9, 2005, 10:00 a.m., eastern time
PLACE:	Hotel du Pont Eleventh and Market Streets, Wilmington, Delaware
ADMISSION:	Valid admission ticket and government-issued picture identification required.

The EquiServe Vote by Telephone and Vote by Internet systems can be accessed
24 hours a day, seven days a week until 11:59 p.m. on the day prior to the meeting.

Your vote is important. Please vote immediately.

VOTE BY INTERNET

1. Log on to the internet and go to www.eproxyvote.com/hsp
2. Follow the easy steps outlined on the secured internet site.

OR

VOTE BY TELEPHONE
1. Call toll-free 1-877-779-8683 (within the U.S. and Canada) or 1-201-536-8073 (outside the U.S. and Canada).
2. Follow the easy recorded instructions.

If you vote over the internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒ Please mark votes as in this example.	3874

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF THE DIRECTORS AND "FOR" ITEMS NOS. 2, 3, AND 4.

1.	Election of Class I Directors: (01) Irving W. Bailey, IL (02) Judith C. Pelham, and (03) Jacque J. Sokolov	FOR ALL NOMINEES ☐	WITHHELD FROM ALL NOMINEES ☐	2.	Proposal to approve the Hospira 2004 Long-Term Stock Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐
				3.	Proposal to approve the Hospira, Inc. 2004 Performance Incentive Plan.	☐	☐	☐
				4.	Proposal to ratify the appointment of Deloitte & Touche LLP as auditors for Hospira for 2005.	☐	☐	☐
FOR ALL NOMINEES EXCEPT ☐		FOR all nominee(s) except whose name(s) is written in the space provided above		This proxy when properly executed will be voted as specified by the shareholder. Mark here for address change/comments note on back. ☐
Receipt of Notice of Annual Meeting of Shareholders and the related Proxy Statement is hereby acknowledged.
Signature:	Date:	Signature:	Date:

Please sign as name(s) appears hereon. Give full title if you are signing for a corporation, partnership or other entity, or as attorney, administrator, executor, guardian, trustee or in any other representative capacity.

QuickLinks

HOSPIRA, INC. PROXY STATEMENT FOR 2005 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 9, 2005 GENERAL INFORMATION
PROPOSALS TO BE VOTED UPON Proposal 1 Election of Directors
Proposal 2 Approval of Hospira 2004 Long-Term Stock Incentive Plan
Proposal 3 Approval of Amended Hospira, Inc. 2004 Performance Incentive Plan
Proposal 4 Ratification of Independent Registered Public Accountants
OWNERSHIP OF OUR STOCK
OUR BOARD OF DIRECTORS
DIRECTOR COMPENSATION
PERFORMANCE GRAPH
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION/SAR GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES
CHANGE IN CONTROL AGREEMENTS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ACCOUNTING MATTERS
OTHER MATTERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER SHAREHOLDER INFORMATION
EXHIBIT A HOSPIRA 2004 LONG-TERM STOCK INCENTIVE PLAN
EXHIBIT B HOSPIRA, INC. 2004 PERFORMANCE INCENTIVE PLAN
EXHIBIT C CHARTER OF AUDIT AND PUBLIC POLICY COMMITTEE
EXHIBIT D CHARTER OF NOMINATIONS AND COMPENSATION COMMITTEE